                                                                     EXHIBIT 4.7
                                                                          8-1-97










                HYPRO CORPORATION 401(k) AND PROFIT SHARING PLAN

               (As Amended and Restated Effective January 1, 1997)

                HYPRO CORPORATION 401(k) AND PROFIT SHARING PLAN

                                TABLE OF CONTENTS


ARTICLE I  GENERAL
Sec. 1.1  Name of Plan.........................................................1
Sec. 1.2  Purpose..............................................................1
Sec. 1.3  Effective Date.......................................................1
Sec. 1.4  Company..............................................................1
Sec. 1.5  Construction and Applicable Law......................................1
Sec. 1.6  Benefits Determined Under Provisions in Effect at Termination of
          Employment...........................................................1
Sec. 1.7  Effective Date of Document...........................................1
Sec. 1.8  Merger of Plans......................................................2

ARTICLE II  MISCELLANEOUS DEFINITIONS
Sec. 2.1  Account..............................................................3
Sec. 2.2  Active Participant...................................................3
Sec. 2.3  Affiliate............................................................3
Sec. 2.4  Beneficiary..........................................................3
Sec. 2.5  Board  ..............................................................3
Sec. 2.6  Certified Earnings...................................................3
Sec. 2.7  Code   ..............................................................4
Sec. 2.8  Common Control.......................................................4
Sec. 2.9  ERISA  ..............................................................4
Sec. 2.10  Forfeitures.........................................................4
Sec. 2.11  Fund  ..............................................................4
Sec. 2.12  Funding Agency......................................................4
Sec. 2.13  Highly Compensated Employee.........................................4
Sec. 2.14  Leased Employee.....................................................5
Sec. 2.15  Named Fiduciary.....................................................6
Sec. 2.16  Non-Highly Compensated Employee.....................................6
Sec. 2.17  Normal Retirement Age...............................................6
Sec. 2.18  Participant.........................................................6
Sec. 2.19  Plan Year...........................................................6
Sec. 2.20  Predecessor Employer................................................6
Sec. 2.21  Qualified Employee..................................................7
Sec. 2.22  Successor Employer..................................................7
Sec. 2.23  Top-Heavy Plan......................................................7
Sec. 2.24  Valuation Date......................................................7

ARTICLE III  SERVICE PROVISIONS
Sec. 3.1  Employment Commencement Date.........................................9
Sec. 3.2  Termination of Employment............................................9
Sec. 3.3  Recognized Break in Service..........................................9
Sec. 3.4  Elapsed Time.........................................................9
Sec. 3.5  Hours of Service....................................................10
Sec. 3.6  Eligibility Computation Period......................................11
Sec. 3.7  Year of Eligibility Service.........................................12
Sec. 3.8  1-Year Break In Service.............................................12
Sec. 3.9  Periods of Military Service.........................................13

ARTICLE IV  PLAN PARTICIPATION
Sec. 4.1  Entry Date..........................................................14
Sec. 4.2  Eligibility for Participation.......................................14
Sec. 4.3  Duration of Participation...........................................14
Sec. 4.4  No Guarantee of Employment..........................................14

ARTICLE V  CONTRIBUTIONS
Sec. 5.1  Salary Reduction Contributions......................................15
Sec. 5.2  Profit Sharing Contributions........................................16
Sec. 5.3  Adjustment of Contributions Required by Code Section 401(k).........17
Sec. 5.4  Distribution of Excess Deferrals....................................20
Sec. 5.5  Time of Contributions...............................................20
Sec. 5.6  Allocations.........................................................21
Sec. 5.7  Limitations on Contributions........................................21

ARTICLE VI  LIMITATION ON ALLOCATIONS
Sec. 6.1  Limitation on Allocations...........................................22

ARTICLE VII  INDIVIDUAL ACCOUNTS
Sec. 7.1  Accounts for Participants...........................................25
Sec. 7.2  Valuation Procedure.................................................25
Sec. 7.3  Investment of Accounts..............................................26
Sec. 7.4  Participant Statements..............................................27
Sec. 7.5  Rollover Accounts...................................................27
Sec. 7.6  Voting of WICOR Stock...............................................28
Sec. 7.7  Tender Offers.......................................................28

ARTICLE VIII  DESIGNATION OF BENEFICIARY
Sec. 8.1  Persons Eligible to Designate.......................................29
Sec. 8.2  Special Requirements for Married Participants.......................29
Sec. 8.3  Form and Method of Designation......................................29
Sec. 8.4  No Effective Designation............................................29
Sec. 8.5  Successor Beneficiary...............................................30

ARTICLE IX  BENEFIT REQUIREMENTS
Sec. 9.1  Benefit on Retirement or Disability.................................31
Sec. 9.2  Other Termination of Employment.....................................31
Sec. 9.3  Death  .............................................................33
Sec. 9.4  Loans to Participants...............................................33
Sec. 9.5  No Withdrawals Prior to Termination of Employment...................36

ARTICLE X  DISTRIBUTION OF BENEFITS
Sec. 10.1  Time and Method of Payment.........................................37
Sec. 10.2  Distribution In Cash Only..........................................39
Sec. 10.3  Accounting Following Termination of Employment.....................39
Sec. 10.4  Reemployment.......................................................39
Sec. 10.5  Source of Benefits.................................................39
Sec. 10.6  Incompetent Payee..................................................39
Sec. 10.7  Benefits May Not Be Assigned or Alienated..........................39
Sec. 10.8  Payment of Taxes...................................................40

Sec. 10.9  Conditions Precedent...............................................40
Sec. 10.10  Company Directions to Funding Agency..............................40
Sec. 10.11  Effect on Unemployment Compensation...............................40
Sec. 10.12  Special Distribution Events.......................................40

ARTICLE XI  FUND
Sec. 11.1  Composition........................................................41
Sec. 11.2  Funding Agency.....................................................41
Sec. 11.3  Compensation and Expenses of Funding Agency........................41
Sec. 11.4  Funding Policy.....................................................41
Sec. 11.5  Securities and Property of the Company.............................41
Sec. 11.6  No Diversion.......................................................42

ARTICLE XII  ADMINISTRATION OF PLAN
Sec. 12.1  Administration by Company..........................................43
Sec. 12.2  Certain Fiduciary Provisions.......................................43
Sec. 12.3  Discrimination Prohibited..........................................44
Sec. 12.4  Evidence...........................................................44
Sec. 12.5  Correction of Errors...............................................44
Sec. 12.6  Records............................................................44
Sec. 12.7  General Fiduciary Standard.........................................44
Sec. 12.8  Prohibited Transactions............................................44
Sec. 12.9  Claims Procedure...................................................44
Sec. 12.10  Bonding...........................................................45
Sec. 12.11  Waiver of Notice..................................................45
Sec. 12.12  Agent For Legal Process...........................................45
Sec. 12.13  Indemnification...................................................45

ARTICLE XIII  AMENDMENT, TERMINATION, MERGER
Sec. 13.1  Amendment..........................................................46
Sec. 13.2  Permanent Discontinuance of Contributions..........................46
Sec. 13.3  Termination........................................................46
Sec. 13.4  Partial Termination................................................47
Sec. 13.5  Merger, Consolidation, or Transfer of Plan Assets..................47
Sec. 13.6  Deferral of Distributions..........................................47

ARTICLE XIV  TOP-HEAVY PLAN PROVISIONS
Sec. 14.1  Key Employee Defined...............................................48
Sec. 14.2  Determination of Top-Heavy Status..................................48
Sec. 14.3  Minimum Contribution Requirement...................................50
Sec. 14.4  Vesting Schedule...................................................50
Sec. 14.5  Participation under Defined Benefit Plan and Defined Contribution
           Plan...............................................................51
Sec. 14.6  Definition of Employer.............................................51
Sec. 14.7  Exception For Collective Bargaining Unit...........................51

ARTICLE XV  MISCELLANEOUS PROVISIONS
Sec. 15.1  Insurance Company Not Responsible for Validity of Plan.............52
Sec. 15.2  Headings...........................................................52

Sec. 15.3  Capitalized Definitions............................................52
Sec. 15.4  Gender.............................................................52
Sec. 15.5  Use of Compounds of Word "Here"....................................52
Sec. 15.6  Construed as a Whole...............................................52

                HYPRO CORPORATION 401(k) AND PROFIT SHARING PLAN

               (As Amended and Restated Effective January 1, 1997)


                                    ARTICLE I

                                     GENERAL
                                     -------

     Sec. 1.1 Name of Plan. The name of the discretionary contribution profit sharing plan set forth herein is Hypro Corporation 401(k) and Profit Sharing Plan. It is sometimes herein referred to as the "Plan".

     Sec. 1.2 Purpose. The Plan has been established so that eligible employees may have an additional source of retirement income.

     Sec. 1.3 Effective Date. The "Effective Date" of the Plan, the date as of which the Plan was established, is January 31, 1956.

     Sec. 1.4 Company. The "Company" is Hypro Corporation, a Delaware corporation, and any Successor Employer thereof.

     Sec. 1.5 Construction and Applicable Law. The Plan is intended to meet the requirements for qualification under section 401(a) of the Code and the requirements applicable to qualified cash or deferred arrangements under section 401(k) of the Code. The Plan is also intended to be in full compliance with applicable requirements of ERISA. The Plan shall be administered and construed consistent with said intent. It shall also be construed and administered according to the laws of the State of Minnesota to the extent that such laws are not preempted by the laws of the United States of America. All controversies, disputes, and claims arising hereunder shall be submitted to the United States District Court for the District of Minnesota, except as otherwise provided in any trust agreement entered into with a Funding Agency.

     Sec. 1.6 Benefits Determined Under Provisions in Effect at Termination of Employment. Except as may be specifically provided herein to the contrary, benefits under the Plan attributable to service prior to a Participant's Termination of Employment shall be determined and paid in accordance with the provisions of the Plan as in effect as of the date the Termination of Employment occurred unless he or she becomes an Active Participant after that date and such active participation causes a contrary result under the provisions hereof. However, the provisions of this document shall apply to any such Participant to the extent necessary to maintain the qualified status of the Plan under Code section 401(a) or to comply with the requirements of ERISA.

     Sec. 1.7 Effective Date of Document. Unless a different date is specified for some purpose in this document, the provisions of this Plan document are generally effective as of January 1, 1997. However, any provision necessary to comply with a requirement of federal legislation or a Treasury regulation which requirement has an earlier effective date shall be effective retroactively to the date required by the applicable law or regulation unless a different effective date is specifically stated in this document.

     Sec. 1.8 Merger of Plans. Effective April 1, 1992, the Hypro Corporation 401(k) Plan and the Hypro Corporation Sherwood Plant Profit Sharing Plan (hereafter, the "Merged Plans") are merged into the Hypro Corporation Profit Sharing Plan. The Hypro Corporation Profit Sharing Plan was renamed the Hypro Corporation 401(k) and Profit Sharing Plan. This document reflects such merger.

                                   ARTICLE II

                            MISCELLANEOUS DEFINITIONS
                            -------------------------

     Sec. 2.1 Account. "Account" means a Participant's or Beneficiary's interest in the Fund of any of the types described in Sec. 7.1.

     Sec. 2.2 Active Participant. An employee is an "Active Participant" only while he or she is both a Participant and a Qualified Employee.

     Sec. 2.3 Affiliate. "Affiliate" means any trade or business entity under Common Control with the Company, or under Common Control with a Predecessor Employer while it is such.

     Sec. 2.4 Beneficiary. "Beneficiary" means the person or persons designated as such pursuant to the provisions of Article VIII.

     Sec. 2.5 Board. The "Board" is the board of directors of the Company, and includes any executive committee thereof authorized to act for said board of directors.

     Sec. 2.6 Certified Earnings. "Certified Earnings" of a Participant for a Plan Year means the amount determined by the Company to be the total earnings paid to the Participant by the Company during such Plan Year for service as a Qualified Employee (including base compensation, overtime pay, sick pay, vacation pay, short term disability pay paid by the Company, and sales incentive compensation or commissions), subject to the following:

     (a) Certified Earnings include Salary Reduction Contributions to this Plan and any contributions made by salary reduction to any other plan which meets the requirements of Code sections 125, 401(k), or 402(h)(1)(B), whether or not such contributions are actually excludable from the Participant's gross income for federal income tax purposes. Certified Earnings do not include Profit Sharing Contributions or Special Profit Sharing Contributions to this Plan.

     (b) For purposes of determining Salary Reduction Contributions under Sec. 5.1:

          (1) Certified Earnings include EVA bonuses, discretionary bonuses, and sales representative awards or bonuses.

          (2) Certified Earnings do not include allowances or reimbursements for business, relocation, personal use of automobile or other expenses, tuition reimbursements, severance or separation agreement payments, employee of the year awards, gain sharing payments, payments or contributions to or for the benefit of the employee under any other deferred compensation, pension, profit sharing, insurance, disability (other than short term disability pay paid by the Company) or other employee benefit plan, stock options, stock appreciation rights or cash payments in lieu thereof, merchandise or service discounts, non-cash employee awards, benefits in the form of property or the use of property, earnings payable in a form other than cash (W-2 adjustments), or other similar fringe benefits, except as provided in subsection
               (a).

     (c) For purposes of determining and allocating Profit Sharing Contributions under Sec. 5.2, Certified Earnings do not include EVA bonuses, discretionary bonuses, sales representative awards or bonuses, or any amounts described in subsection (b)(2), above, except to the extent such amounts are required to be included in determining the employee's regular rate of pay under the Federal Fair Labor Standards Act for purposes of computing overtime pay thereunder.

     (d) Effective for Plan Years commencing after 1996, Certified Earnings of a Participant for any Plan Year shall not exceed $160,000, adjusted for each Plan Year to take into account any cost of living increase provided for that year in accordance with regulations prescribed by the Secretary of the Treasury. The dollar increase in effect on January 1 of any calendar year shall apply to Plan Years beginning in that calendar year. If a Plan Year is shorter than 12 months, the limit under this subsection for that year shall be multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is 12.

     Sec. 2.7 Code. "Code" means the Internal Revenue Code of 1986 as from time to time amended.

     Sec. 2.8 Common Control. A trade or business entity (whether a corporation, partnership, sole proprietorship or otherwise) is under "Common Control" with another trade or business entity (i) if both entities are corporations which are members of a controlled group of corporations as defined in Code section 414(b), or (ii) if both entities are trades or businesses (whether or not incorporated) which are under common control as defined in Code section 414(c), or (iii) if both entities are members of an affiliated service group as defined in Code section 414(m), or (iv) if both entities are required to be aggregated pursuant to regulations under Code section 414(o). Service for all entities under Common Control shall be treated as service for a single employer to the extent required by the Code; provided, however, that an individual shall not be a Qualified Employee by reason of this section. In applying the first sentence of this section for purposes of Article VI, the provisions of subsections (b) and (c) of section 414 of the Code are deemed to be modified as provided in Code section 415(h).

     Sec. 2.9 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974 as from time to time amended.

     Sec. 2.10 Forfeitures. "Forfeitures" means that part of the Fund so recognized under Sec. 9.2(b)(2).

     Sec. 2.11 Fund. "Fund" means the aggregate of assets described in Sec.
11.1.

     Sec. 2.12 Funding Agency. "Funding Agency" is a trustee or trustees or an insurance company appointed and acting from time to time in accordance with the provisions of Sec. 11.2 for the purpose of holding, investing, and disbursing all or a part of the Fund.

     Sec. 2.13 Highly Compensated Employee. "Highly Compensated Employee" for any Plan Year means an individual described as such in Code section 414(q).

     (a) Unless otherwise provided in Code section 414(q), each employee who meets one of the following requirements is a "Highly Compensated Employee":

          (1) The employee at any time during the current or prior Plan Year was a more than 5-percent owner as defined in Code section 414(q)(2).

          (2) The employee received Compensation from the employer in excess of $80,000 for the prior Plan Year. If the Company elects (pursuant to applicable regulations, if any) that this sentence shall apply to the prior Plan Year, the employee must also have been in the top 20 percent of employees of the employer who performed services for the employer in such prior Plan Year, when ranked on the basis of Compensation paid during the Plan Year. For purposes of determining the top 20 percent of employees under Code section 414(q)(3), any non-resident aliens who receive no earned income from the employer which constitutes income from sources within the United States shall be disregarded.

          (3) The individual is a former employee who had a separation year prior to the current Plan Year and such individual performed services for the employer and was a Highly Compensated Employee for either (i) such separation year, or (ii) any Plan Year ending on or after the individual's 55th birthday. A "separation year" is the Plan Year in which the individual separates from service with the employer. With respect to an individual who separated from service before January 1, 1987, the individual will be included as a Highly Compensated Employee only if the individual was a more than 5-percent owner or received Compensation in excess of $50,000 during (i) the employee's separation year (or the year preceding such separation year), or (ii) any year ending on or after such individual's 55th birthday (or the last year ending before such individual's 55th birthday).

     (b) The dollar amount specified in paragraph (2) of subsection (a) shall be indexed for cost of living increases for each calendar year after 1996 as provided in the applicable Treasury regulations. For any Plan Year, the applicable dollar amount shall be the dollar amount in effect for the calendar year in which the Plan Year commences.

     (c) For purposes of this section, "employer" includes the Company and all Affiliates, and "employee" includes Leased Employees.

     (d) For purposes of this section, "Compensation" means the amount defined as such under Sec. 6.1(f) plus the Salary Reduction Contributions to this Plan and any other elective deferral contributions made by or on behalf of the employee to any other plan maintained by the Company or an Affiliate which are not includible in the gross income of the employee under Code sections 125, 401(k), 402(h)(1)(B), or 403(b). Commencing January 1, 1998, Compensation means the amount defined as such under Sec. 6.1(f).

     (e) For purposes of applying this section to the Plan Year commencing January 1, 1997, the "prior Plan Year" shall be deemed to be the 1996 calendar year. The determination of Highly Compensated Employees for the short Plan Year ending December 31, 1996 shall be made pursuant to the provisions of Sec. 2.14 of the Plan in effect on December 31, 1996.

     Sec. 2.14 Leased Employee. "Leased Employee" means any person defined as such by Code section 414(n). In general, a Leased Employee is any person who is not otherwise an employee of the Company or an Affiliate (referred to collectively as the "recipient") and who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code section 414(n)(6)) on a substantially full-time basis for a period of at least one year and such services are performed under primary direction or control by the recipient. For purposes of the requirements listed in Code section 414(n)(3), any Leased Employee shall be treated as an employee of the recipient, and contributions or benefits provided by the leasing organization which are attributable to services performed for the recipient shall be treated as provided by the recipient. However, if Leased Employees constitute less than 20% of the Company's non-highly compensated work force within the meaning of Code section 414(n)(5)(C)(ii), those Leased Employees covered by a plan described in Code section 414(n)(5) shall be disregarded. Notwithstanding the foregoing, no Leased Employee shall be a Qualified Employee or a Participant in this Plan.

     Sec. 2.15 Named Fiduciary. The Company is a "Named Fiduciary" for purposes of ERISA with authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan. Other persons are also Named Fiduciaries under ERISA if so provided thereunder or if so identified by the Company, by action of the Board. Such other person or persons shall have such authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan, as may be provided by ERISA or as may be allocated by the Company, by action of the Board.

     Sec. 2.16 Non-Highly Compensated Employee. "Non-Highly Compensated Employee" means an employee of the Company who is not a Highly Compensated Employee.

     Sec. 2.17 Normal Retirement Age. "Normal Retirement Age" is age 65.

     Sec. 2.18 Participant. A "Participant" is an individual described as such in Article IV.

     Sec. 2.19 Plan Year. Commencing January 1, 1997, the "Plan Year" is the calendar year. The period from October 1, 1996 to December 31, 1996 was a short Plan Year. From October 1, 1989, to September 30, 1996, the Plan Year was the 12-consecutive-month period commencing on each October 1 and ending on the following September 30. The period from July 1, 1989 to September 30, 1989 was a short Plan Year. Prior to July 1, 1989, the Plan Year was the 12-consecutive-month period commencing on each July 1.

     Sec. 2.20 Predecessor Employer. Any corporation, partnership, firm, or individual, a substantial part of the assets and employees of which are acquired by a successor is a "Predecessor Employer" if named in this section, subject to any conditions and limitations with respect thereto imposed by this section; provided, however, that any such corporation, partnership, firm, or individual may be named as a Predecessor Employer only if all of its employees who at the time of the acquisition become employees of the successor and Participants hereunder are treated uniformly, the use of service with it does not produce discrimination in favor of Highly Compensated Employees, and there is no duplication of benefits for such service. To be considered a Predecessor Employer, the acquisition of assets and employees of a corporation, partnership, firm, or individual must be by the Company, by an Affiliate, or by another Predecessor Employer. Each of the following is a Predecessor Employer for the period prior to the date indicated and subject to such other conditions and limitations, if any, specified with respect thereto:

     (a) Lear Siegler, Inc. for periods prior to March 24, 1987.

Any other employer shall be a Predecessor Employer if so required by regulations prescribed by the Secretary of the Treasury.

     Sec. 2.21 Qualified Employee. "Qualified Employee" means any employee of the Company (other than an employee classified by the Company as a temporary employee), subject to the following:

     (a) A nonresident alien within the meaning of Code section 7701(b)(1)(B) while not receiving earned income (within the meaning of Code section 911(d)(2)) from the Company which constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)) is not a Qualified Employee.

     (b) An employee is not a Qualified Employee unless his or her services are performed within the continental United States (including Alaska) or Hawaii, or the principal base of operations to which the employee frequently returns is within the continental United States (including Alaska) or Hawaii.

     (c) Eligibility of employees in a collective bargaining unit to participate in the Plan is subject to negotiations with the representative of that unit. During any period that an employee is covered by the provisions of a collective bargaining agreement between the Company and such representative, the employee shall not be considered a Qualified Employee for purposes of this Plan unless such agreement expressly so provides. For purposes of this section only, such an agreement shall be deemed to continue after its formal expiration during collective bargaining negotiations pending the execution of a new agreement.

     (d) An employee shall be deemed to be a Qualified Employee during a period of absence from active service which does not result from a Termination of Employment, provided he or she is a Qualified Employee at the commencement of such period of absence.

     (e) Notwithstanding anything herein to the contrary, an individual is not a Qualified Employee during any period during which the individual is classified by the Company as an independent contractor or as any other status in which the person is not treated as a common law employee of the Company for purposes of withholding of taxes, regardless of the correct legal status of the individual. The previous sentence applies to all periods of such service of an individual who is subsequently reclassified as an employee, whether the reclassification is retroactive or prospective.

     Sec. 2.22 Successor Employer. A "Successor Employer" is any entity that succeeds to the business of the Company through merger, consolidation, acquisition of all or substantially all of its assets, or any other means and which elects before or within a reasonable time after such succession, by appropriate action evidenced in writing, to continue the Plan.

     Sec. 2.23 Top-Heavy Plan. "Top-Heavy Plan" is defined in Sec. 14.2(a).

     Sec. 2.24 Valuation Date. "Valuation Date" means the date on which the Fund and Accounts are valued as provided in Article VII. Each of the following is a Valuation Date:

     (a) Effective December 13, 1996, each business day of a Plan Year on which the securities markets are open for trading.

     (b) Such other day, as designated by the Company in written notice to the Funding Agency, as the Company may consider necessary or advisable to provide for the orderly and equitable administration of the Plan.

                                   ARTICLE III

                               SERVICE PROVISIONS
                               ------------------

     Sec. 3.1 Employment Commencement Date. "Employment Commencement Date" means the date on which an employee first performs an Hour of Service for the Company, an Affiliate, or a Predecessor Employer. For eligibility service purposes, the date on which an employee first performs an Hour of Service after a 1-Year Break in Service is also an "Employment Commencement Date".

     Sec. 3.2 Termination of Employment. The "Termination of Employment" of an employee for purposes of the Plan shall be deemed to occur upon resignation, discharge, retirement, death, failure to return to active work at the end of an authorized leave of absence or the authorized extension or extensions thereof, failure to return to work when duly called following a temporary layoff, or upon the happening of any other event or circumstance which, under the policy of the Company, an Affiliate, or a Predecessor Employer as in effect from time to time, results in the termination of the employer-employee relationship; provided, however, that a Termination of Employment shall not be deemed to occur upon a transfer between any combination of the Company, Affiliates, and Predecessor Employers. Notwithstanding the foregoing, a Termination of Employment shall be deemed not to have occurred for purposes of entitling a Participant to distributions from his or her 401-K Account or Special Profit Sharing Account if the Participant has not incurred a "separation from service" or "disability" as defined in applicable regulations, except as provided in Sec. 10.12.

     Sec. 3.3 Recognized Break in Service. A "Recognized Break in Service" is a period of at least 12 consecutive months duration which begins on the day on which an individual's Termination of Employment occurs. A Recognized Break in Service ends, if ever, on the day on which the individual again performs an Hour of Service for the Company, an Affiliate or a Predecessor Employer.

     (a) If an individual is absent from work for maternity or paternity reasons, and the absence began on or after the first day of the first Plan Year commencing in 1985, the 12-month period beginning with the first day of such absence shall not be included in a Recognized Break In Service.

     (b) For purposes of subsection (a), an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

     Sec. 3.4 Elapsed Time. An individual's "Elapsed Time" is equal to the aggregate time elapsed between his or her Employment Commencement Date and his or her most recent Termination of Employment or any other date as of which a determination of Elapsed Time is to be made, expressed in years and days, reduced as follows:

     (a) All Recognized Breaks in Service shall be subtracted. Any periods that would have been included in a Recognized Break In Service if Sec. 3.3(a) did not apply shall also be subtracted.

     (b) If a nonvested individual has had a Recognized Break in Service equal to or longer than his or her Elapsed Time prior to such break, all Elapsed Time prior to such Recognized Break in Service shall be disregarded, subject to the following:

          (1) Commencing on the first day of the first Plan Year beginning in 1985, the preceding sentence shall not apply unless the Participant incurs a Recognized Break In Service of at least 60 months duration; provided, however, that if as of the last day of the previous Plan Year, any service prior to a Recognized Break In Service would not have been required to be taken into account, such service shall not be required to be taken into account by reason of this sentence.

          (2) The individual's Elapsed Time prior to a Recognized Break In Service shall not include any Elapsed Time disregarded under this section because of any previous Recognized Break In Service.

          (3) For purposes of this subsection, a "nonvested individual" is an individual who has no vested right to an accrued benefit under the Plan derived from employer contributions (including Salary Reduction Contributions).

For purposes of converting days into years, 365 days constitute one year.

     Sec. 3.5 Hours of Service. "Hours of Service" are determined according to the following subsections with respect to each applicable computation period. The Company may round up the number of Hours of Service at the end of each computation period or more frequently as long as a uniform practice is followed with respect to all employees determined by the Company to be similarly situated for compensation, payroll, and recordkeeping purposes.

     (a) Hours of Service are computed only with respect to service with the Company, Affiliates, and Predecessor Employers and are aggregated for service with all such employers.

     (b) For any portion of a computation period during which a record of hours is maintained for an employee, Hours of Service shall be credited as follows:

          (1) Each hour for which the employee is paid, or entitled to payment, for the performance of duties for his or her employer during the applicable computation period is an Hour of Service.

          (2) Each hour for which the employee is paid, or entitled to payment, by his or her employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence, is an Hour of Service. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours of Service shall not be credited under this paragraph with respect to payments under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws or with respect to a payment which solely reimburses the individual for medical or medically related expenses incurred by the employee.

          (3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the employer is an Hour of Service. Such Hours of Service shall be credited to the computation period or periods to which the award or agreement for back pay pertains, rather than to the computation period in which the award, agreement, or payment is made. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in paragraph (2) shall be subject to the limitations set forth therein.

          (4) Hours under this subsection shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference.

          (5) The Company may use any records to determine Hours of Service which it considers an accurate reflection of the actual facts. However, for purposes of determining Hours of Service completed prior to the first day of the first Plan Year beginning in 1976, the Company may use whatever records may be reasonably accessible to it and may make whatever calculations are necessary to determine the approximate number of Hours of Service completed during such prior period or periods; and if accessible records are insufficient to make such approximation for a particular employee or group of employees, the Company may make a reasonable estimate of the Hours of Service completed by such employee or employees during the particular period.

     (c) For any portion of a computation period during which an employee is within a classification for which a record of hours for the performance of duties is not maintained, the employee shall be credited with 190 Hours of Service for each month for which he or she would otherwise be credited with at least one Hour of Service under subsection (b).

     (d) Nothing in this section shall be construed as denying an employee credit for an Hour of Service if credit is required by any federal law other than ERISA. The nature and extent of such credit shall be determined under such other law.

     (e) In no event shall duplicate credit as an Hour of Service be given for the same hour.

     (f) This subsection shall apply to an individual who has service as (i) either a common law employee or a Leased Employee of (ii) either the Company or an Affiliate. For purposes of determining Hours of Service, such an individual shall be considered an employee of the Company or Affiliate during any period he or she would have been a Leased Employee of the Company or Affiliate but for the requirement that he or she must have performed services for the Company or Affiliate on a substantially full-time basis for a period of at least one year.

     Sec. 3.6 Eligibility Computation Period. An employee's first Eligibility Computation Period is the 12-consecutive-month period beginning on his or her Employment Commencement Date. The second Eligibility Computation Period is the Plan Year commencing in said 12-consecutive-month period. Each subsequent Plan Year prior to the end of the Plan Year in which the employee has a 1-Year Break In Service is an Eligibility Computation Period. If subsequent to a 1-Year Break In Service the employee has another Employment Commencement Date, Eligibility Computation Periods for the period beginning on such date shall be computed as though such date were the employee's first Employment

Commencement Date. For purposes of applying this section, the Plan Year that began on October 1, 1996 shall be deemed to end on September 30, 1997.

     Sec. 3.7 Year of Eligibility Service. Effective April 1, 1992, a "Year of Eligibility Service" is an Eligibility Computation Period in which an employee has at least 1000 Hours of Service, subject to the following:

     (a) For purposes of determining Years of Eligibility Service as of April 1, 1992, an employee shall receive credit for the number of years of service equal to the number of whole years of Elapsed Time credited to the employee as of April 1, 1992, and the employee shall receive credit, in the Eligibility Computation Period which includes April 1, 1992, for the number of Hours of Service determined by applying the rule set forth in Sec. 3.5(c) to any fractional part of a year credited to the employee under Sec. 3.4 as of April 1, 1992.

     (b) If a nonvested employee has a 1-Year Break In Service, Years of Eligibility Service prior to such break shall not be recognized for purposes of the Plan if the number of the employee's consecutive 1-Year Breaks In Service equals or exceeds the aggregate number of Years of Eligibility Service before the break, subject to the following:

          (1) Commencing the first day of the first Plan Year beginning in 1985, the preceding sentence shall not apply unless the employee has a minimum of five consecutive 1-Year Breaks In Service; provided, however, that if as of the last day of the previous Plan Year, any service prior to a 1-Year Break In Service would not have been required to be taken into account, such service shall not be required to be taken into account by reason of this sentence.

          (2) If any Years of Eligibility Service are not required to be taken into account by reason of a break-in-service period to which this subsection applies, such Years of Eligibility Service shall not be taken into account in applying this subsection to a subsequent break-in-service period.

          (3) For purposes of this subsection, a "nonvested employee" is an individual who has no vested right to an accrued benefit under the Plan derived from employer contributions (including Salary Reduction Contributions).

     Sec. 3.8 1-Year Break In Service. "1-Year Break In Service" means a Plan Year in which the employee has 500 or fewer Hours of Service. The 1-Year Break In Service shall be recognized as such on the last day of such Plan Year.

     (a) Notwithstanding the provisions of Sec. 3.5, for purposes of determining whether a 1-Year Break In Service has occurred with respect to a Plan Year beginning after 1984, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence; provided, however, that the total number of Hours of Service recognized under this subsection shall not exceed 501 hours. The Hours of Service credited under this subsection shall be credited in the Plan Year in which the absence begins if the crediting is necessary to prevent a 1-Year Break In Service in that Plan Year or, in all other cases, in the following Plan Year.

     (b) For purposes of subsection (a), an absence from work for maternity or paternity reasons means an absence that started during a Plan Year beginning after 1984 (i) by reason of the pregnancy of the individual,
          (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

     (c) The short Plan Years from July 1, 1989 to September 30, 1989 and from October 1, 1996 to December 31, 1996 shall be disregarded for purposes of applying this section.

     Sec. 3.9 Periods of Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u). This section is effective December 12, 1994.

                                   ARTICLE IV

                               PLAN PARTICIPATION
                               ------------------

     Sec. 4.1 Entry Date. Effective October 1, 1996, "Entry Date" means the first day of each calendar month.

     Sec. 4.2 Eligibility for Participation. Eligibility to participate in the Plan shall be determined as follows:

     (a) Each person who was a Participant in the Plan on September 30, 1996 shall be a Participant on October 1, 1996. On and after October 1, 1996, an individual shall become a Participant on the earliest Entry Date on which he or she is a Qualified Employee and satisfies either of the following requirements:

          (1) The individual has completed at least 6 months of continuous employment with the Company and is regularly scheduled to work at least 30 hours per week.

          (2) The individual is credited with one year of Eligibility Service in an Eligibility Computation Period that ended prior to the Entry Date.

     (b) If a former Participant is reemployed as a Qualified Employee, the individual will become a Participant again on the date of rehire.

     (c) If a former employee who was not previously a Participant is reemployed as a Qualified Employee, and if the employee is credited with at least one Year of Eligibility Service during Eligibility Computation Periods ending prior to the immediately preceding Entry Date, the employee will become a Participant on the date of rehire.

     (d) If an employee of the Company or an Affiliate who is neither a Participant nor a Qualified Employee is transferred to a position in which he or she is a Qualified Employee, and if the employee is credited with at least one Year of Eligibility Service during Eligibility Computation Periods ending prior to the Entry Date preceding the transfer, the employee shall become a Participant on the date of the transfer.

     Sec. 4.3 Duration of Participation. A Participant shall continue to be such until the later of:

     (a)  The Participant's Termination of Employment.

     (b) The date all benefits, if any, to which the Participant is entitled hereunder have been distributed from the Fund.

     Sec. 4.4 No Guarantee of Employment. Participation in the Plan does not constitute a guarantee or contract of employment with the Company. Such participation shall in no way interfere with any rights the Company would have in the absence of such participation to determine the duration of an employee's employment.

                                    ARTICLE V

                                  CONTRIBUTIONS
                                  -------------

     Sec. 5.1 Salary Reduction Contributions. Each Active Participant may elect to have the Company make Salary Reduction Contributions on his or her behalf, subject to the following:

     (a) The Participant may elect to have his or her current earnings reduced by any whole percent the Participant may designate, but not exceeding 15 percent of Certified Earnings. This election may only be made pursuant to a salary reduction agreement. The agreement shall be in such form and executed subject to such rules as the Company may prescribe. Each election shall apply only to earnings which become payable after the election is filed with the Company or its designated agent. Each election shall continue in effect until a new election is filed pursuant to this section.

     (b) The Company will make a Salary Reduction Contribution with respect to each Participant in its employ who elects to have earnings for that period reduced pursuant to this section. The amount of the contribution will be equal to the amount by which the Participant's earnings were reduced.

     (c) Commencing December 1, 1996, the salary reduction agreement may be effective as of the date on which the employee becomes a Participant or as of any subsequent payroll date. Initial elections to contribute under this subsection shall be filed with the Company or its designated agent, and shall be filed at least 10 days prior to the date contributions are to begin.

     (d) Commencing December 1, 1996, an Active Participant may amend his or her salary reduction agreement to increase or decrease the contribution rate, or to discontinue making Salary Reduction Contributions or resume such contributions, effective as of any payroll date.

     (e) Elections under subsection (d) shall be made by contacting the voice response system designated by the Company, and shall be made in accordance with any rules that may be established from time to time by the Company or the entity maintaining the system. Each election shall take effect within a reasonable period of time after it has been received by the voice response system, as determined by the Company or its agent.

     (f) All Salary Reduction Contributions by a Participant shall cease when the Participant ceases to be a Qualified Employee.

     (g) Salary Reduction Contributions by a Participant for any calendar year may not exceed $9,500, and shall cease at the point that limit is reached during the year. The limit in the previous sentence shall be adjusted for any cost of living increases provided for any calendar year after 1997 in accordance with regulations issued by the Secretary of the Treasury.

     (h) Notwithstanding the foregoing provisions, if the Participant has received a hardship distribution from any other plan maintained by the Company or an Affiliate, no Salary Reduction Contributions shall be made to this Plan on behalf of such Participant for 12 months following the date on which the hardship distribution was made. Furthermore, the limit under subsection (g) for the calendar year following the year in which the hardship withdrawal is made shall be reduced by the amount of Salary Reduction Contributions (and any elective contributions to any other plan maintained by the employer) for the calendar year in which the hardship withdrawal was made.

     (i) If a Participant's Salary Reduction Contributions are suspended under subsection (h), the Participant may elect to recommence Salary Reduction Contributions effective as of a payroll date following the end of the 12-month suspension period by filing a new election in accordance with subsections (d) and (e).


     Sec. 5.2 Profit Sharing Contributions. For each Plan Year the Company shall determine whether it will make a Profit Sharing Contribution to the Fund for such Plan Year and, if it is determined that a contribution will be made, the amount of the contribution or the formula by which the amount of the contribution will be calculated. Profit Sharing Contributions shall be paid to the Funding Agency designated by the Company.

     (a) To be eligible to share in the Profit Sharing Contributions and in any Forfeitures which are to be allocated as Profit Sharing Contributions under this section for a Plan Year, a Participant must satisfy all of the following requirements:

          (1) The Participant must have been an Active Participant at some time during the Plan Year.

          (2) The Participant must be credited with at least one Year of Eligibility Service during Eligibility Computation Periods that ended prior to July 1 of the Plan Year, (or that ended prior to October 1, 1996 in the case of the short Plan Year commencing October 1, 1996). An employee who does not satisfy the requirements of this paragraph (2) for a Plan Year shall not be a "Participant" for purposes of this section for that year.

          (3) The Participant must be employed by the Company or an Affiliate on the last day of the Plan Year (disregarding for this purpose any period of vacation preceding the Participant's Termination of Employment). An employee who resigns during a Plan Year will not be eligible for that year regardless of the effective date of the resignation.

          (4) The Participant must have been credited with 1,000 or more Hours of Service during the Plan Year. Notwithstanding the previous sentence, for the Plan Year from October 1, to December 31, 1996, the Participant must have been credited with 1,000 or more Hours of Service during 1996.

     (b) Profit Sharing Contributions and Forfeitures for a Plan Year shall be allocated in the proportion that the Certified Earnings of each eligible Participant for the Plan Year bears to the Certified Earnings of all eligible Participants for that year. Forfeitures for a Plan Year shall be applied as a credit against the Company's Profit Sharing Contributions for that Plan Year and shall be allocated as a part of the Profit Sharing Contribution.

     (c) The Company may designate that part or all of the Profit Sharing Contribution under this section for a Plan Year shall be classified as a Special Profit Sharing Contribution which may be used to satisfy the requirements of Sec. 5.3(c) for that Plan Year. The Company shall designate whether the Special Profit Sharing Contribution will be allocated among all those Participants who satisfy the requirements of subsection (a), or only among the Non-Highly Compensated Employees who satisfy those requirements. A Special Profit Sharing Contribution shall be allocated in proportion to the Certified Earnings of the eligible Participants. Notwithstanding any provisions of the Plan to the contrary, any contributions that are classified as Special Profit Sharing Contributions shall be placed in a separate Account as provided in Sec. 7.1 and shall be 100% vested and nonforfeitable when made.

     (d) Any portion of the Profit Sharing Contribution for a Plan Year (and Forfeitures which are credited against such Contribution) which is not designated pursuant to subsection (c) as a Special Profit Sharing Contribution shall be the Employer Profit Sharing Contribution for the Plan Year.

     Sec. 5.3 Adjustment of Contributions Required by Code Section 401(k). If necessary to satisfy the requirements of Code section 401(k), Salary Reduction Contributions shall be adjusted in accordance with the following:

     (a) Each Plan Year, the "deferral percentage" will be calculated for each Active Participant. Each Participant's deferral percentage is calculated by dividing the amount referred to in paragraph (1) by the amount referred to in paragraph (2):

          (1) The total Salary Reduction Contributions (including Excess Deferrals of Highly Compensated Employees distributed under Sec.
               5.4 but excluding Excess Deferrals of Non-Highly Compensated Employees that arise solely from contributions made under plans of the Company or Affiliates), if any, allocated to the Participant's Accounts with respect to the Plan Year. The Company may also elect to include all or part of the Special Profit Sharing Contributions to be allocated to the Participant's Accounts with respect to that Plan Year, provided that the provisions of Treasury Regulation Section 1.401(k)-1(b) are satisfied.

          (2) The Participant's Compensation with respect to the Plan Year. For purposes of this section, a Participant's "Compensation" for the Plan Year means compensation determined according to a definition selected by the Company for that year which satisfies the requirements of Code section 414(s). The same definition of Compensation shall be used for all Participants for a particular Plan Year, but different definitions may be used for different Plan Years. In all events, Compensation includes the Salary Reduction Contributions to this Plan and any contributions made pursuant to a salary reduction agreement by or on behalf of the Participant to any other plan which meets the requirements of Code sections 125, 401(k), 402(h)(1)(B), or 403(b). Compensation shall be subject to the limit provided under Sec. 2.6(d).

     (b) Each Plan Year, the average deferral percentage for Active Participants who are Highly Compensated Employees and the average deferral percentage for Active Participants who are Non-Highly Compensated Employees will be calculated. In each case, the average is the average of the percentages calculated under subsection (a) for each of the employees in the particular group. The deferral percentage for each Participant and the average deferral percentage for a particular group of employees shall be calculated to the nearest one-hundredth of one percent. For Plan Years commencing after 1996, the average deferral percentage for Active Participants who are Non-Highly Compensated Employees that is used in applying this section for a particular Plan Year shall be the percentage determined for the preceding Plan Year, unless the Company elects to use the percentage for the current Plan Year in accordance with applicable regulations. If an election is made under the previous sentence to use the percentage for the current Plan Year, it may not be changed for later Plan Years except as provided in applicable regulations (subject to the transition rule for the 1997 Plan Year contained in IRS Notice 97-2).

     (c) If the requirements of either paragraph (1) or (2) are satisfied, then no further action is needed under this section:

          (1) The average deferral percentage for Participants who are Highly Compensated Employees is not more than 1.25 times the average deferral percentage for Participants who are Non-Highly Compensated Employees.

          (2) The excess of the average deferral percentage for Participants who are Highly Compensated Employees over the average deferral percentage for Participants who are Non-Highly Compensated Employees is not more than two percentage points, and the average deferral percentage for such Highly Compensated Employees is not more than 2 times the average deferral percentage for such Non-Highly Compensated Employees.

     (d) If neither of the requirements of subsection (c) is satisfied, then the Salary Reduction Contributions with respect to Highly Compensated Employees shall be reduced, beginning with the contributions representing the greatest dollar amount per Participant, to the extent necessary to make the aggregate dollar amount of such reductions equal to the amount by which the Salary Reduction Contributions (prior to such reduction) had exceeded the requirements of subsection (c)(1) or
          (c)(2), whichever is less. Such reduction shall be made in accordance with the methodology prescribed at such time by the Internal Revenue Service under IRS Notice 97-2 or other applicable notices or Treasury regulations.

     (e) At any time during the Plan Year, the Company may make an estimate of the amount of Salary Reduction Contributions by Highly Compensated Employees that will be permitted under this section for the year and may reduce the percent specified in Sec. 5.1(a) for such Participants to the extent the Company determines in its sole discretion to be necessary to satisfy at least one of the requirements in subsection
          (c).

     (f) If Salary Reduction Contributions with respect to a Highly Compensated Employee are reduced pursuant to subsection (d), the Excess Salary Reduction Contributions shall be distributed, subject to the following:

          (1) For purposes of this subsection, "Excess Salary Reduction Contributions" mean the amount by which Salary Reduction Contributions for Highly Compensated Employees have been reduced under subsection (d).

          (2) Excess Salary Reduction Contributions (adjusted for income or losses allocable thereto as specified in paragraph (3), if any) shall be distributed to Participants on whose behalf such excess contributions were made for the Plan Year no later than the last day of the following Plan Year. Furthermore, the Company shall attempt to distribute such amount by the 15th day of the third month following the Plan Year for which the excess contributions were made to avoid the imposition on the Company of an excise tax under Code section 4979.

          (3) Income or losses allocable to Excess Salary Reduction Contributions for the Plan Year shall be determined by multiplying the amount of income or loss for the Plan Year which is allocable to the Participant's Salary Reduction Contributions (and to other amounts credited to the Participant that the Company elects to include under subsection (a)(1)) by a fraction. The numerator of the fraction is the Participant's Excess Salary Reduction Contributions for the Plan Year. The denominator of the fraction is the total balance in the Participant's Accounts attributable to Salary Reduction Contributions (and to other amounts the Company has elected to include under subsection
               (a)(1)) on the first day of the Plan Year and any other amounts the Company has elected to include under subsection (a)(1) for the Plan Year.

          (4) The amount of Excess Salary Reduction Contributions and income or losses allocable thereto which would otherwise be distributed pursuant to this subsection shall be reduced, in accordance with regulations, by the amount of Excess Deferrals and income or losses allocable thereto previously distributed to the Participant pursuant to Sec. 5.4 for the calendar year ending with or within the Plan Year.

     (g) The deferral percentage for any Participant who is a Highly Compensated Employee for the Plan Year, and who is eligible to participate in two or more plans with cash or deferred arrangements described in Code section 401(k) to which the Company or any Affiliate contributes, shall be determined as if all employer contributions were made under a single arrangement unless mandatorily disaggregated pursuant to regulations under Code section 401(k). This subsection shall be applied by treating all cash or deferred arrangements with Plan Years ending within the same calendar year as a single arrangement.

     (h) If two or more plans which include cash or deferred arrangements are considered as one plan for purposes of Code section 401(a)(4) or Code section 410(b), the cash or deferred arrangements shall be treated as one for the purposes of applying the provisions of this section unless mandatorily disaggregated pursuant to regulations under Code section 401(k).

     (i) If the entire Account balance of a Highly Compensated Employee has been distributed during the Plan Year in which an excess arose, the distribution shall be deemed to have been a corrective distribution of the excess and income attributable thereto to the extent that a corrective distribution would otherwise have been required under subsection (f) of this section or Sec. 5.4.

     (j) A corrective distribution of excess contributions under subsection (f) of this section or Excess Deferrals under Sec. 5.4 may be made without regard to any notice or Participant or spousal consent required under
          Article VIII or X.

     (k) In the event of a complete termination of the Plan during the Plan Year in which an excess arose, any corrective distribution under subsection (f) of this section shall be made as soon as administratively feasible after the termination, but in no event later than 12 months after the date of termination.

     Sec. 5.4 Distribution of Excess Deferrals. Notwithstanding any other provisions of the Plan, Excess Deferrals for a calendar year and income or losses allocable thereto shall be distributed no later than the following April 15 to Participants who claim such Excess Deferrals, subject to the following:

     (a) For purposes of this section, "Excess Deferrals" means the amount of Salary Reduction Contributions for a calendar year that the Participant claims pursuant to the procedure set forth in subsection
          (b) because the total amount deferred for the calendar year exceeds $9,500 for 1997 (indexed for inflation for subsequent calendar years) or such other limit imposed on the Participant for that year under Code section 402(g).

     (b) The Participant's written claim, specifying the amount of the Participant's Excess Deferral for any calendar year, shall be submitted to the Company no later than the March 1 following such calendar year. The claim shall include the Participant's written statement that if such amounts are not distributed, such Excess Deferrals, when added to amounts deferred under other plans or arrangements described in Code section 401(k), 403(b), or 408(k), exceed the limit imposed on the Participant by Code section 402(g) for the year in which the deferral occurred. A Participant shall be deemed to have submitted such a claim to the extent the Participant has Excess Deferrals for the calendar year taking into account only contributions under this Plan and any other plan maintained by the Company or an Affiliate.

     (c) Excess Deferrals distributed to a Participant with respect to a calendar year shall be adjusted to include income or losses allocable thereto using the same method specified for excess Salary Reduction Contributions under Sec. 5.3(f)(3).

     (d) The amount of Excess Deferrals and income allocable thereto which would otherwise be distributed pursuant to this section shall be reduced, in accordance with applicable regulations, by the amount of excess Salary Reduction Contributions and income allocable thereto previously distributed to the Participant pursuant to Sec. 5.3 for the Plan Year beginning with or within such calendar year, and by the amount of any deferrals properly distributed as excess annual additions under Sec. 6.1.

     Sec. 5.5 Time of Contributions. Salary Reduction Contributions and Profit Sharing Contributions for a Plan Year shall be paid to the Funding Agency no later than the time (including extensions thereof) prescribed by law for filing the Company's federal income tax return for the tax year in which the Plan Year ends. Salary Reduction Contributions and any other contributions taken into account under Sec. 5.3(a)(1) shall be paid to the Funding Agency no later than 12 months following the end of the Plan Year, if earlier. In addition, Salary Reduction Contributions shall be paid to the Funding Agency by any earlier date that may be specified in Treasury or Department of Labor regulations.

     Sec. 5.6 Allocations. Contributions under Sections 5.1 and 5.2 shall be allocated to the Accounts of Participants as follows:

     (a) Salary Reduction Contributions with respect to each Participant electing deferrals pursuant to Sec. 5.1 for a Plan Year shall be allocated to the 401-K Account of each such Participant as of the last day of the Plan Year.

     (b) Profit Sharing Contributions and Special Profit Sharing Contributions for a Plan Year, and any Forfeitures added to such Contributions, shall be allocated to the Employer Profit

          Sharing Account or Special Profit Sharing Account, as the case may be, of each eligible Participant as of the last day of the Plan Year.

     (c) Notwhithstanding the foregoing provisions of this section, allocations shall be reflected in Accounts as provided in Article VII. The Funding Agency shall treat contributions as though they had been allocated to the Accounts as of the Valuation Date coinciding with or following the date they were deposited with the Funding Agency for purposes of allocating investment gains and losses pursuant to Sec. 7.2 and Sec. 7.3.

     Sec. 5.7 Limitations on Contributions. In no event shall the amount of the contributions under this Article for any Plan Year exceed the lesser of:

     (a) The maximum amount allowable as a deduction in computing the Company's taxable income for that Plan Year for federal income tax purposes.

     (b) The aggregate amount of the contributions that may be allocated to Accounts of Participants under the provisions of Article VI.

                                   ARTICLE VI

                            LIMITATION ON ALLOCATIONS
                            -------------------------

     Sec. 6.1 Limitation on Allocations. Notwithstanding any provisions of the Plan to the contrary, allocations to Participants under the Plan shall not exceed the maximum amount permitted under Code section 415. For purposes of the preceding sentence, the following rules shall apply unless otherwise provided in Code section 415:

     (a) The Annual Additions with respect to a Participant for any Plan Year shall not exceed the lesser of:

          (1) $30,000, adjusted for each Plan Year to reflect cost of living increases for that Plan Year published by the Secretary of the Treasury.

          (2)  25% of the Compensation of such Participant for such Plan Year.

          If a Plan Year is shorter than 12 months, the dollar limitations under this subsection for that year shall be multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is 12.

     (b) If a Participant is also a participant in one or more other defined contribution plans maintained by the Company or an Affiliate, and if the amount of employer contributions and forfeitures otherwise allocated to the Participant for a Plan Year must be reduced to comply with the limitations under Code section 415, such allocations under this Plan and each of such other plans shall be reduced pro rata in the sequence specified in subsection (c), and pro rata within each category within that sequence, to the extent necessary to comply with said limitations, except that reductions to the extent necessary shall be made in allocations under profit sharing plans and stock bonus plans before any reductions are made under money purchase plans.

     (c) If for any Plan Year the limitation described in subsection (a) would otherwise be exceeded by contributions to this Plan with respect to any Participant (after application of subsection (b)), the Participant's Annual Additions shall be adjusted in the following sequence, but only to the extent necessary to reduce Annual Additions to the level permitted in subsection (a):

          (1) The Participant's after-tax voluntary employee contributions for the Plan Year, if any, shall be refunded to the Participant during the Plan Year or as soon as reasonably possible following the end of the Plan Year.

          (2) The Participant's Salary Reduction Contributions for the Plan Year, if any, shall be reduced, and that amount shall be refunded to the Participant.

          (3) If, after the adjustments in paragraphs (1) and (2) there is an excess amount with respect to a Participant for a Plan Year, such excess amount shall be held unallocated in a suspense account. The suspense account will be applied to reduce future employer contributions for all Participants in the current Plan Year, the next Plan Year, and in each succeeding Plan Year, if necessary. The suspense account will participate in the allocation of the investment gains and losses of the Fund and the value of such account will be considered in valuing other Accounts under the Plan.

          (4) Any amounts refunded under paragraphs (1) or (2) shall be disregarded for purposes of applying the limits under Sec. 5.3 and Sec. 5.4.

     (d) If the Participant is also a participant in one or more defined benefit plans maintained by the Company or an Affiliate, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction, determined according to Code section 415(e), for any Plan Year may not exceed 1.0. If the sum of a Participant's defined benefit fraction and defined contribution fraction would otherwise exceed 1.0 for any Plan Year, the benefits provided under the defined benefit plan or plans shall be reduced to the extent necessary to reduce the sum of the fractions to 1.0. For purposes of this subsection, Annual Additions for Plan Years beginning before 1987 shall not be recomputed to treat all employee contributions as Annual Additions, and the defined contribution plan fraction shall be adjusted as provided in Section 1106(i) of the Tax Reform Act of 1986. This subsection (d) shall cease to apply effective January 1, 2000.

     (e) For purposes of this section, "Annual Additions" means the sum of the following amounts allocated to a Participant for a Plan Year under this Plan and all other defined contribution plans maintained by the Company or an Affiliate in which he or she participates:

          (1) Employer contributions, including Salary Reduction Contributions made under this Plan. Excess Salary Reduction Contributions which are distributed under the provisions of Article V are included in Annual Additions, but Excess Deferrals which are distributed under Sec. 5.4 are not included in Annual Additions.

          (2)  Forfeitures, if any.

          (3)  Voluntary non-deductible contributions, if any.

          (4) Amounts attributable to medical benefits as described in Code sections 415(1)(2) and 419A(d)(2).

          An Annual Addition with respect to a Participant's Accounts shall be deemed credited thereto with respect to a Plan Year if it is allocated to the Participant's Accounts under the terms of the Plan as of any date within such Plan Year.

     (f) For purposes of this section, "Compensation" means an employee's earned income, wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company and Affiliates to the extent that the amounts are includable in gross income (including, but not limited to, commissions, compensation for services on the basis of a percentage of profits, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan described in Treasury Regulation Section 1.62-2(c)), subject to the following:

          (1) Compensation excludes the Salary Reduction Contributions to this Plan, any elective salary reduction contributions to any other plan which are not includable in the gross income of the employee under Code sections 125, 401(k), 402(h)(1)(B) or 403(b), any other employer contributions to a plan of deferred compensation which are not includible in the employee's gross income for the taxable year in which contributed, any distributions from a plan of deferred compensation, and any other amounts which receive special tax benefits. However, any amounts received by an employee pursuant to an unfunded non-qualified plan of deferred compensation may be considered as Compensation in the year such amounts are includible in the employee's gross income. Notwithstanding the foregoing, for Plan Years commencing on or after January 1, 1998, Compensation includes the Salary Reduction Contributions to this Plan and any other elective deferrals which are not includible in the gross income of the employee under Code sections 125, 401(k), 402(h)(1)(B), 403(b) or 457.

          (2) Compensation excludes amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) either becomes transferable or is no longer subject to a substantial risk of forfeiture.

                                   ARTICLE VII

                               INDIVIDUAL ACCOUNTS
                               -------------------

     Sec. 7.1 Accounts for Participants. The following Accounts may be established under the Plan for a Participant:

     (a) A 401-K Account and an Employer Profit Sharing Account shall be established for each Participant who makes or receives contributions allocable to such an Account, or who made or received contributions allocated to that type of Account under a Merged Plan.

     (b) A Special Profit Sharing Account shall be established for each Participant who receives a Special Profit Sharing Contribution under Sec. 5.2(c).

     (c) A Forfeiture Account shall be established for each Participant whose Termination of Employment occurs under circumstances such that at that time the Participant has not become 100% vested in his or her Employer Profit Sharing Account.

     (d) A Rollover Account shall be established for each Participant who makes a Rollover Contribution, as provided by Sec. 7.5, or who made such a contribution under a Merged Plan.

More than one of any of the above types of Accounts may be established if required by the Plan or if considered advisable by the Company in the administration of the Plan. Except as expressly provided herein to the contrary, the Fund shall be held and invested on a commingled basis, Accounts shall be for bookkeeping purposes only, and the establishment of Accounts shall not require any segregation of Fund assets.

     Sec. 7.2 Valuation Procedure. As of each Valuation Date, the value of each Account shall be adjusted to reflect the effect of distributions, transfers, withdrawals, income, realized and unrealized profit and losses, contributions, and all other transactions with respect to the Fund since the next preceding Valuation Date, as follows:

     (a) The value of each Account determined in accordance with this section as of the preceding Valuation Date (and adjusted as provided in subsection (c) below) shall be adjusted to reflect any investment gains, losses or expenses credited to or charged against the Account by the Funding Agency pursuant to Sec. 7.3.

     (b) There shall be added to the adjusted value of each Account the amount of any contributions made pursuant to Article V during the period subsequent to the preceding Valuation Date and ending on the current Valuation Date.

     (c) From the value of each Account determined as of the next preceding Valuation Date, there shall be deducted the amount of all distributions and withdrawals, if any, made from the Account since the preceding Valuation Date.

If a Participant's Termination of Employment (or any other event) occurred after the preceding Valuation Date and on or before the current Valuation Date, and if the Participant was not 100% vested in his or her Employer Profit Sharing Account, the value of such Account as determined above shall be adjusted by deducting the percentage of such Account not so vested and crediting them to the Participant's Forfeiture Account.

     Sec. 7.3 Investment of Accounts. Each Participant shall direct the investment of his or her Accounts, subject to the following:

     (a) The Company shall determine the class or classes of investments which will be made available as investment options under this Plan from time to time. The Company may in its sole discretion add additional options or delete existing options at any time.

     (b) All investment directions shall be filed with the Company, or with such agent or agents as may be designated from time to time by the Company for this purpose. Each investment direction shall remain in effect until a new investment direction is filed by the Participant. Commencing December 13, 1996, a Participant may change the investment of existing Account balances and future contributions at any time by contacting a voice response system designated by the Company in accordance with procedures established from time to time by the Company or the entity maintaining the system. Each investment direction shall be implemented within a responsible period of time after the direction is received by the voice response system. All investment designations must be in whole percentages for any investment option.

     (c) All investment directions by a Participant shall be complete as to the terms of the investment transaction. The Participant shall provide investment directions for both the investment of existing Account balances and the investment of future contributions on behalf of the Participant, but may provide separate directions for each. No Funding Agency shall have any obligation whatsoever to invest or manage any assets held in a Participant's Accounts, its sole duty being to follow within a reasonable period of time all proper directions of the Participant which are made in accordance with the Plan and which are not contrary to ERISA. The Plan is intended to satisfy the requirements of Section 404(c)(1) of ERISA regarding control by the Participant or Beneficiary over the assets in his or her Accounts. If a Participant fails to provide directions as to the investment of any cash held in his or her Accounts, the Company may in its sole discretion designate an investment vehicle to be used to hold such funds.

     (d) All earnings and losses on the investments held for each of the Participant's Accounts shall be credited directly to such Account, and the Account shall be charged with all expenses attributable to such investments. The Funding Agency may also charge to each such Account such portion of the general expenses of the Plan or the Fund as the Funding Agency determines in its sole discretion to be reasonable.

     (e) Following the death of the Participant, each of his or her Beneficiaries shall have the right to direct the investment of the portion of the Participant's Accounts held on behalf of the Beneficiary, subject to the same terms and conditions as applied to the Participant prior to death.

     (f) The Funding Agency shall at all times retain title to all assets held for Accounts, and shall have the voting power with respect to all stock or other securities held for Accounts.

     (g) All investment directions shall be in accordance with such rules and regulations as the Company or the Funding Agency may establish from time to time for this purpose.

     (h) Each Account shall be valued by the Funding Agency at fair market value as of each Valuation Date and at such other times as may be necessary for the proper administration of the Plan. If fair market value of an asset is not available, it shall be deemed to be fair value as determined in good faith by the Company or other Named Fiduciary assigned such function, or if such asset is held in trust and the trust agreement so provides, as determined in good faith by the trustee. If any portion of the fund is invested in a contract issued by an insurance company, of a type sometimes referred to as a "guaranteed income contract", under which the insurance company pays a guaranteed minimum rate of interest for a stated period of time, and if no event has occurred that will result in repayment of principal at a discounted value, the fair market value of the contract shall be deemed to be its book value.

     Sec. 7.4 Participant Statements. Each Plan Year the Company may cause each Participant to be provided with a statement of Account balances as of the end of the immediately preceding Plan Year. Statements may be provided at more frequent intervals as determined by the Company.

     Sec. 7.5 Rollover Accounts. At the request of a Qualified Employee and with the consent of the Company, the Plan may accept a transfer to the Fund of a cash amount that constitutes a Rollover Contribution. The Company shall grant such consent in its sole discretion and only if it is certain that the amount to be transferred will constitute a proper Rollover Contribution. Notwithstanding any provisions of the Plan to the contrary, the following shall apply with respect to a Rollover Contribution:

     (a) A Rollover Account shall be established for each employee who makes a Rollover Contribution. From the date the assets of the Rollover Contribution are transferred to the Fund through the first Valuation Date following such transfer, the Rollover Account shall be valued at the fair market value of said assets on the date of such transfer.

     (b) A Rollover Account shall be treated in all respects the same as an Employer Profit Sharing Account except as provided in (a) above or in Sec. 9.4, and any references in the Plan to an Employer Profit Sharing Account shall apply equally to a Rollover Account, except that no employer or employee contributions or Forfeitures shall ever be added to a Rollover Account, and in the event of the employee's Termination of Employment entitling him or her to a benefit under Sec. 9.2, the vested percentage in the Rollover Account shall be 100%. Contributions to a Rollover Account will be disregarded for purposes of Articles V and VI.

     (c) The employee shall be treated the same as a Participant hereunder from the time of the transfer, but shall not actually be a Participant and shall not be eligible to receive an allocation of employer contributions or Forfeitures until he or she has satisfied the requirements of Article IV.

     (d) For purposes of this section, "Rollover Contribution" means a contribution of an amount which may be rolled over to this Plan pursuant to Code section 401(a)(31), 402(c), 403(a)(4), 408(d)(3), or any other provision of the Code which may permit rollovers to this Plan from time to time.

     Sec. 7.6 Voting of WICOR Stock. A Participant may direct the voting at each annual meeting and at each special meeting of stockholders of WICOR, Inc. of that number of whole shares of

WICOR Stock attributable to the Participant's balance in the WICOR Stock Fund held as an investment option under Sec. 7.3 as of the Valuation Date preceding the record date for such meeting. Each such Participant will be provided with copies of any pertinent material together with a request for the Participant's confidential instructions as to how such shares are to be voted. The Company shall direct the Funding Agency to vote such shares in accordance with such instructions. Any shares of WICOR Stock allocated to Participant Accounts for which the Company has not received, or is not subject to receiving, such voting instructions, shall not be voted.

     Sec. 7.7 Tender Offers. In the event that WICOR Stock becomes the subject of a tender offer, each Participant shall have the sole and exclusive right to decide whether to direct the Funding Agency to tender up to the number of whole and fractional shares of WICOR Stock attributable to his or her balance in the WICOR Stock Fund as of the Valuation Date preceding the date of the tender offer. Each Participant shall have the right, to the extent the terms of the tender offer so permit, to direct the withdrawal of such shares from tender. A Participant shall not be limited as to the number of instructions to tender or to withdraw from same which he or she can give, provided, however, that the Participant shall not have the right to give such instructions outside a reasonable time period established by the Funding Agency. Said reasonable time period shall be based on the ability of the Funding Agency to comply with the offer. Each such Participant will be provided, by the Company, within a reasonable time of the commencement of a tender offer, copies of any pertinent material supplied by the tender offeror or WICOR, Inc., together with a request for the Participant's instructions pertaining to tender of the applicable shares. Such written material shall include:

     (a) The offer to purchase as distributed by the offeror to the shareholders of WICOR, Inc.

     (b) A statement of the shares representing his or her interest in the WICOR Stock Fund as of the most recent information available to the Company.

     (c) Directions as to the means by which a Participant can give instructions with respect to the tender.

The Funding Agency shall aggregate numbers representing Participants' instructions and shall tender such shares in accordance with such instructions. Any shares of WICOR Stock allocated to a Participant for which the Company has not received such tender offer instructions shall not be tendered. The proceeds of any shares of WICOR Stock tendered in accordance with this section which are purchased and paid for by the tender offeror shall be credited to the investment fund or funds elected by the Participant pursuant to rules established by the Company. In the event all shares of WICOR Stock tendered by Participants are not purchased pursuant to the tender offer, the Company is authorized to allocate the proceeds of the whole and fractional shares purchased from all such Participants pro-rata, based upon the aggregate shares tendered by each Participant.

                                  ARTICLE VIII

                           DESIGNATION OF BENEFICIARY
                           --------------------------

     Sec. 8.1 Persons Eligible to Designate. Any Participant may designate a Beneficiary to receive any amount payable from the Fund as a result of the Participant's death, provided that the Beneficiary survives the Participant. The Beneficiary may be one or more persons, natural or otherwise. By way of illustration, but not by way of limitation, the Beneficiary may be an individual, trustee, executor, or administrator. A Participant may also change or revoke a designation previously made, without the consent of any Beneficiary named therein.

     Sec. 8.2 Special Requirements for Married Participants. Notwithstanding the provisions of Sec. 8.1, if a Participant is married at the time of his or her death, the Beneficiary shall be the Participant's spouse unless the spouse has consented in writing to the designation of a different Beneficiary, the spouse's consent acknowledges the effect of such designation, and the spouse's consent is witnessed by a representative of the Plan or a notary public. Such consent shall be deemed to have been obtained if it is established to the satisfaction of the Company that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as may be prescribed by federal regulations. Any consent by a spouse shall be irrevocable. Any designation of a Beneficiary which has received spousal consent may be changed (other than by being revoked) without spousal consent only if the consent by the spouse expressly permits subsequent designations by the Participant without any requirement of further consent by the spouse. Any such consent shall be valid only with respect to the spouse who signed the consent, or in the case of a deemed consent, the designated spouse. The provisions of this section shall apply only to Participants who have at least one Hour of Service on or after August 23, 1984.

     Sec. 8.3 Form and Method of Designation. Any designation or a revocation of a prior designation of Beneficiary shall be in writing on a form acceptable to the Company and shall be filed with the Company. The Company and all other parties involved in making payment to a Beneficiary may rely on the latest Beneficiary designation on file with the Company at the time of payment or may make payment pursuant to Sec. 8.4 if an effective designation is not on file, shall be fully protected in doing so, and shall have no liability whatsoever to any person making claim for such payment under a subsequently filed designation of Beneficiary or for any other reason.

     Sec. 8.4 No Effective Designation. If there is not on file with the Company an effective designation of Beneficiary by a deceased Participant, the Beneficiary shall be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:

     (a)  The Participant's spouse.

     (b) The Participant's children, except that if any of the Participant's children predecease the Participant but leave issue surviving the Participant, such issue shall take by right of representation the share their parent would have taken if living.

     (c)  The Participant's parents.

     (d)  The Participant's brothers and sisters.

     (e)  The Participant's estate.

Determination of the identity of the Beneficiary in each case shall be made by the Company.

     Sec. 8.5 Successor Beneficiary. If a Beneficiary who survives the Participant subsequently dies before receiving all payments to which the Beneficiary was entitled, the successor Beneficiary, determined in accordance with the provisions of this section, shall be entitled to the balance of any remaining payments due. A Beneficiary who is not the surviving spouse of the Participant may not designate a successor Beneficiary. A Beneficiary who is the surviving spouse may designate a successor Beneficiary only if the Participant specifically authorized such designations on the Participant's Beneficiary designation form. If a Beneficiary is permitted to designate a successor Beneficiary, each such designation shall be made according to the same rules (other than Sec. 8.2) applicable to designations by Participants. If a Beneficiary is not permitted to designate a successor Beneficiary, or is permitted to do so but fails to make such a designation, the balance of any payments remaining due will be payable to a contingent Beneficiary if the Participant's Beneficiary designation so specifies, and otherwise to the personal representative (executor or administrator) of the deceased Beneficiary.

                                   ARTICLE IX

                              BENEFIT REQUIREMENTS
                              --------------------

     Sec. 9.1 Benefit on Retirement or Disability. If a Participant's Termination of Employment occurs (for any reason other than death) after either of the following events, the Participant shall be 100% vested and shall be entitled to a benefit equal to the value of all of his or her Accounts:

     (a)  The Participant has reached age 65.

     (b) The Participant's Termination of Employment has occurred due to a bodily injury or disease which the Company determines, based on competent medical evidence, makes the Participant permanently disabled from performing the normal duties of his or her position with the Company.

The benefit shall be paid at the times and in the manner determined under
Article X.

     Sec. 9.2 Other Termination of Employment. If a Participant's Termination of Employment occurs (for any reason other than death) under circumstances such that the Participant is not entitled to a benefit under Sec. 9.1, the Participant shall be entitled to a benefit equal to the value of all of his or her Accounts other than the Employer Profit Sharing Account and also a benefit equal to the vested percentage of the value of the Participant's Employer Profit Sharing Account, subject, however, to the following:

     (a) If the Termination of Employment occurred on or after July 1, 1989, the vested percentage shall depend upon the number of the Participant's full years of Elapsed Time at the time of the Termination of Employment, as follows:

                                Vesting Schedule
                                ----------------

                  Full Years of Elapsed Time        Vested Percentage
                  --------------------------        -----------------
                       Less than 1                           0%
                       1 but less than 2                    10%
                       2 but less than 3                    20%
                       3 but less than 4                    30%
                       4 but less than 5                    40%
                       5 but less than 6                    60%
                       6 but less than 7                    80%
                       7 or more                           100%

          Notwithstanding the foregoing, the vested percentage of an individual who was a participant in the Hypro Corporation Sherwood Plant Profit Sharing Plan and whose Termination of Employment occurred prior to April 1, 1992 shall be determined from the vesting schedule contained in that Plan.

     (b) The portion of the Employer Profit Sharing Account that is not vested shall be determined and transferred to the Participant's Forfeiture Account as of the Valuation Date coincident with or next following his or her Termination of Employment, as provided in Sec. 7.2. The disposition of said Forfeiture Account shall be as provided below:

          (1) If the Participant is subsequently reemployed before the last day of the Plan Year in which the Termination of Employment occurred, the Forfeiture Account shall be reinstated as a separate Employer Profit Sharing Account, to which the Participant shall be entitled in accordance with the provisions of this Article IX upon a subsequent Termination of Employment, subject to the provisions of paragraph (4).

          (2) If the Participant is not reemployed before the last day of the Plan Year in which the Termination of Employment occurred, the value of the Forfeiture Account shall be recognized as Forfeitures as of the last day of the Plan Year in which the earlier of the following dates occurred:

               (A) The date the Participant incurred a Recognized Break In Service of at least 60 months duration.

               (B) The date that the vested portion of all of the Participant's Accounts has been distributed to the Participant. If a Participant was 0% vested in a particular Account, that Account will be deemed for purposes of this clause (ii) to have been distributed when the Participant's Termination of Employment occurred.

                    The Participant shall lose all claim to the Forfeiture Account when the Forfeiture occurs. The Forfeiture Account shall be revalued on the Valuation Date preceding the date on which the Forfeiture is recognized and shall be allocated as provided in Article V.

          (3) If a former Participant whose Account was forfeited under paragraph (2) is subsequently reemployed and completes a year of Elapsed Time before incurring a Recognized Break in Service of at least 60 months duration, a separate Employer Profit Sharing Account shall be reinstated for the Participant as of the Valuation Date coincident with the last day of the Plan Year in which such year of Elapsed Time is completed. The Participant shall be entitled to such Account in accordance with the provisions of this Article IX upon any subsequent Termination of Employment, subject to the provisions of paragraph (4). The total value of such Account as of such Valuation Date shall be equal to the value of the Forfeiture Account as of the Valuation Date referred to in paragraph (2). The reinstated Account shall be funded as provided in paragraph (5).

          (4) If a Participant referred to in paragraph (1) or paragraph (3) is not 100% vested in the reinstated Employer Profit Sharing Account upon a subsequent Termination of Employment, the benefit to which the Participant is entitled therefrom shall be determined as of the Valuation Date coincident with or next following the subsequent Termination of Employment as follows:

               (A) To the value of such reinstated Account determined as of such Valuation Date there shall be added the amount of the benefit from the Account which the Participant received as a result of the prior Termination of Employment.

               (B) The applicable vested percentage from the vesting schedule shall be applied to such sum.

               (C) From the result obtained in (B), there shall be subtracted the amount added to the value of the reinstated Account under (A).

          (5)  The amount required to reinstate an Account pursuant to paragraph
               (3) as of the last day of a Plan Year shall be provided from the following sources in the priority indicated:

               (A)  Amounts forfeited under this subsection (b) for the Plan
                    Year.

               (B)  Employer contributions for the Plan Year.

               (C) Net income or gain of the Fund not previously allocated to other Accounts.

          (6) This subsection (b) shall not apply to any Forfeiture Account which became a Forfeiture pursuant to the provisions of the Plan or a Merged Plan in effect prior to the adoption of this version of this subsection. Any such Forfeiture Account shall be disposed of pursuant to such prior Plan provisions.

     (c) If the Participant has had any Recognized Break In Service prior to the first day of the first Plan Year beginning in 1985, or a Recognized Break In Service of at least 60 months duration ending on or after that date, for purposes of determining the vested portion of the Participant's Accounts attributable to employer contributions which accrued before such break, Elapsed Time after the break in service shall not be taken into account.

     (d) The benefit under this section shall be paid at the times and in the manner determined under Article X.

     Sec. 9.3 Death. If a Participant's Termination of Employment is the result of death, his or her Beneficiary shall be entitled to a benefit equal to the value of all of the Participant's Accounts. Such benefit shall be paid at the times and in the manner determined under Article X. If a Participant's death occurs after his or her Termination of Employment, distribution of the balance of the Participant's Accounts shall be made to the Beneficiary in accordance with the provisions of Article X.

     Sec. 9.4 Loans to Participants. The Company may authorize a loan to an Active Participant who makes application therefor. Each such loan shall be subject to the following provisions:

     (a) The amount of any loan to a Participant, when added to the balance of all other loans to the Participant under this Plan and all related plans which are outstanding on the day on which such loan is made, shall not exceed the lesser of:

          (1) $50,000, reduced by the excess (if any) of (i) the highest outstanding balance of loans to the Participant from the Plan and all related plans during the one-year period ending on the day before the date the loan is made, over (ii) the outstanding balance of loans to the Participant from the Plan and all related plans on the date the loan is made; or

          (2) 25% of the amount to which the Participant would be entitled in the event his or her Termination of Employment were to occur on the date the loan is made.

               For purposes of this section, a related plan is any "qualified employer plan", as defined in Code section 72(p)(4), sponsored by the Company or any related employer, determined according to Code section 72(p)(2)(D).

     (b) The minimum amount of any loan shall be $1,000.00. No more than three loans issued after October 1, 1996 may be outstanding to a Participant at any time.

     (c) Each loan shall be evidenced by the Participant's promissory note payable to the order of the Funding Agency. Each loan shall be adequately secured as determined by the Company. A loan shall be considered adequately secured whenever the outstanding balance does not exceed the amount in which the Participant would have a vested interest in the event of his or her Termination of Employment.

     (d) The Company shall determine the rate of interest to be paid with respect to each loan, which shall be a reasonable rate of interest within the meaning of Code section 4975. The rate shall be based on the interest rates charged by persons in the business of lending money in the region in which the Company operates for loans which would be made under similar circumstances.

     (e) Each such loan shall provide for the payment of accrued interest and for repayment of principal in substantially equal installments not less frequently than monthly. While the Participant is employed by the Company, all loans shall be repaid through payroll deductions to the extent possible. The Participant shall execute any documents required to authorize such deductions. The Participant may prepay a loan in full at any time without penalty. Partial prepayments are not permitted.

     (f) Each loan shall extend for a stated period determined by agreement of the Participant and the Company, not exceeding five years. The limitation in the preceding sentence shall not apply to any loan designated by the Company as a home loan. For purposes of this paragraph, a home loan is a loan used to acquire any dwelling unit which within a reasonable time is to be used as the principal residence of the Participant. The duration of home loans shall be determined by the Company. Notwithstanding the foregoing, all loans shall become due and payable in full upon the Participant's Termination of Employment.

     (g) Failure to pay any installment of interest or principal when due shall constitute a default with respect to that payment (subject to any applicable grace period established by the Company for correcting the default). Upon any such default, the entire loan balance shall be declared to be in default to the extent required by applicable regulations. Events of default shall also include any other events identified as such in the Participant's note. In the event of a default on a loan, foreclosure on the note and application of the Participant's Accounts to satisfy the note will not occur until the earliest date on which the Participant or Beneficiary could elect to receive payment of benefits under the Plan. An individual who has defaulted on any loan may be denied future loans. Loan repayments will be suspended under this Plan as permitted under Code section 414(u)(4) (relating to periods of military service).

     (h) If a loan to a Participant is outstanding on the date a distribution is to be made from the Fund with respect to the portion of the Participant's Account or Accounts represented by the loan, the balance of the loan, or a portion thereof equal to the amount to be distributed, if less, shall on such date become due and payable. The portion of the loan due and payable shall be satisfied by offsetting such amount against the amount to be distributed to the Participant. Alternatively, the portion of the Participant's Account or Accounts equal to the outstanding balance on the loan may be distributed in kind by distribution of the Participant's note.

     (i) If a loan to a Participant is outstanding at the time of the Participant's death, and if the loan is not repaid by the Participant's executor or administrator, the note shall be distributed in kind to the Participant's Beneficiary.

     (j) The Company shall administer the loan program under this section and shall direct the Funding Agency with respect to the making of loans to Participants, the collection thereof, and all other matters pertaining thereto. The Funding Agency shall follow such directions to the extent possible and shall not take any independent action with respect to such loans. The Funding Agency shall have no responsibility whatsoever with respect to loans to Participants except to follow the directions of the Company to the extent possible.

     (k) In accordance with the foregoing standards and requirements, loans shall be available to all Participants on a reasonably equivalent basis.

     (l) All loans shall be governed by such non-discriminatory written rules as the Company may adopt, which shall be deemed to be a part of this Plan. Applications for loans shall be filed with the Company on such forms as the Company may provide for this purpose.

     (m) The Company shall cause to be furnished to any Participant receiving a loan any information required to be furnished pursuant to the Federal Truth In Lending Act, if applicable, or pursuant to any other applicable law.

     (n) The portion of a Participant's Account or Accounts represented by the outstanding loan principal shall be segregated for investment purposes. In lieu of sharing in income or losses on investments of the Fund, the segregated portion of the Participant's Accounts shall be credited with all interest paid by the Participant on the loan. Repayments on a loan shall be reinvested in accordance with the investment designation in effect under Sec. 7.3 for future contributions on the date the repayment is received by the Funding Agency. The Funding Agency may charge to the Participant's Accounts any expenses attributable to the loan and such portion of the general expenses of the Fund as the Funding Agency determines in its discretion to be reasonable. If a Participant's Termination of Employment results in a transfer to a Forfeiture Account, no portion of an Account attributable to an outstanding loan may be transferred to the Forfeiture Account.

     (o) The Participant's Accounts shall be liquidated in the following order to provide the Fund with cash equal to the loan principal:

          (1)  Employer Profit Sharing Account (to the extent vested).

          (2)  Special Profit Sharing Account.

          (3)  401-K Account.

          (4)  Rollover Account.

     (p) Solely for purposes of this section, an Active Participant includes any Participant who has ceased to be a Qualified Employee (or any Beneficiary of a deceased Participant), who is entitled to a benefit from the Plan, and who is a "party in interest" as defined in section 3(14) of ERISA.

     (q) No loan shall be made to a Participant who is a shareholder-employee (as defined in Code section 1379(d), as in effect on the day before the enactment of the Subchapter S Revision Act of 1982) unless a prohibited transaction exemption for the loan has been obtained from the Department of Labor.

     (r) This Sec. 9.4 applies only to loans made after October 1, 1996. Loans made prior to that date shall be governed by the Plan provisions and administrative rules in existence at the time the loan was made, except to the extent that an amendment made by this section is required to comply with the Code or ERISA, or with applicable regulations.

     Sec. 9.5 No Withdrawals Prior to Termination of Employment. Participants are not permitted to receive distributions of benefits from the Plan prior to their Termination of Employment, except as provided in Sec. 10.1.

                                    ARTICLE X

                            DISTRIBUTION OF BENEFITS
                            ------------------------

     Sec. 10.1 Time and Method of Payment. The benefit to which a Participant or Beneficiary may become entitled under Article IX shall be distributed to that individual at such time as he or she elects, subject to the following:

     (a) The distribution may be made at any time after the date as of which the Participant or Beneficiary becomes entitled to a benefit payment. All distributions shall be made by payment in a single sum.

     (b) Unless the Participant elects otherwise, distribution must be made no later than the 60th day after the close of the Plan Year in which the Participant reaches Normal Retirement Age or in which the Participant's Termination of Employment occurs, whichever is later; provided, however, that if the amount of the payment to be made cannot be determined by the later of the aforesaid dates, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained. For purposes of this subsection, the failure of a Participant to elect to receive a distribution shall be deemed to be an election to defer distribution of the benefit.

     (c) For purposes of this Sec. 10.1, the distribution must be made by the Participant's "required beginning date", which is April 1 of the calendar year following the later of (i) the calendar year in which the Participant attained age 70 1/2, or (ii) the calendar year in which the Participant's Termination of Employment occurs. However, clause (ii) of the previous sentence does not apply to any Participant who is a more than 5-percent owner of the Company (as defined in Code section 416) with respect to the Plan Year ending in the calendar year in which the Participant attains age 70 1/2. Notwithstanding the foregoing, any Participant who reaches age 70 1/2 during or after 1996 but prior to 1999 and continues in the employ of the Company may elect to receive a lump sum distribution of the Participant's entire benefit on any date on or after the April 1 following the calendar year in which the Participant reached age 70 1/2 and prior to Termination of Employment by filing a written election with the Company at least 10 days prior to the date the distribution is to occur; provided, however, that this sentence applies only to the extent this option is required to be made available to the Participant to comply with Code section 411(d)(6) and applicable Treasury regulations.

     (d) If the Participant dies before receiving the distribution and before the date that the distribution was required to occur under subsection
          (c), the Participant's Accounts shall be distributed to the Beneficiary not later than December 31 of the year containing the fifth anniversary of the Participant's death; provided, however, that if the designated Beneficiary is the surviving spouse of the Participant, the payment may be made any time on or before the later of (i) December 31 of the year in which the Participant would have reached age 70 1/2, or (ii) December 31 of the year following the year in which the Participant's death occurred. If a surviving spouse who is entitled to benefits under this subsection dies before the distribution to the surviving spouse has been made, this subsection (other than the special exception which applies to a designated Beneficiary who is the surviving spouse of the Participant) shall be applied as if the surviving spouse were the Participant, with the date of death of the surviving spouse being substituted for the date of death of the Participant.

     (e) If more than one Beneficiary is entitled to benefits following the Participant's death, the interest of each Beneficiary shall be segregated into a separate Account for purposes of applying this section.

     (f) For purposes of this section, "designated Beneficiary" means any individual who is a Beneficiary pursuant to Article VIII.

     (g) Notwithstanding the foregoing, distributions may be made to any Participant or Beneficiary pursuant to any designation made prior to January 1, 1984 which satisfied all the requirements of Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982, as in effect on January 1, 1984, and the regulations thereunder; provided, however, that any designation of Beneficiary included as a part of such designation must comply with the spousal consent requirements under Sec. 8.2.

     (h) Notwithstanding the foregoing, if the total vested value of the Accounts of a Participant (or a Beneficiary following the Participant's death) is $3,500 or less on the Valuation Date coincident with or immediately following the date the Participant's Termination of Employment or death occurs, a single-sum distribution shall be made to the Participant (or Beneficiary) as of the earliest date permitted by the Plan. However, this subsection shall not apply to a Participant if the total vested value of the Participant's Accounts exceeded $3,500 at the time any previous distribution was made to the Participant.

     (i) Notwithstanding any provision of the Plan to the contrary, distributions under this section shall be made in accordance with the requirements of Code section 401(a)(9), including the incidental death benefit requirements of Code section 401(a)(9)(G) and the regulations thereunder. No distribution option otherwise permitted under this Plan will be available to a Participant or Beneficiary if such distribution option does not meet the requirements of Code section 401(a)(9), including subparagraph (G) thereof.

     (j) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election, a distributee may elect, at the time and in the manner prescribed by the Company, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this subsection:

          (1) An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution to the extent such distribution is required under Code section 401(a)(9), and the portion of any distribution that is not includible in gross income.

          (2) An "eligible retirement plan" is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (3) A "distributee" includes a Participant or former Participant. In addition, the Participant's or former Participant's surviving spouse and the Participant's or former Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse.

          (4) A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

     Sec. 10.2 Distribution In Cash Only. Distributions will be made in cash only, except as otherwise provided in Sec. 9.4.

     Sec. 10.3 Accounting Following Termination of Employment. The benefit to which a Participant or Beneficiary is entitled shall initially be based on the value of the Participant's Accounts as of the Valuation Date coinciding with or immediately following the date the Participant's Termination of Employment or death occurs, as provided in Article IX. If distribution of a benefit is deferred or delayed for any reason, the undistributed Accounts shall continue to be revalued as of each Valuation Date as provided in Article VII. Payments shall be made as of a Valuation Date determined by the Funding Agency which occurs within a reasonable time following the date the Participant (or Beneficiary following the Participant's death) files the request for payment with the Company or its designated agent, and the amount of the payment shall be equal to the value on said Valuation Date.

     Sec. 10.4 Reemployment. Except where distributions are required under Sec. 10.1, entitlement to a distribution from the Fund shall cease upon reemployment of a Participant in a regular position by the Company, and shall recommence in accordance with the provisions of this Article upon the Participant's subsequent Termination of Employment.

     Sec. 10.5 Source of Benefits. All benefits to which persons become entitled hereunder shall be provided only out of the Fund and only to the extent that the Fund is adequate therefor. No benefits are provided under the Plan except those expressly described herein.

     Sec. 10.6 Incompetent Payee. If in the opinion of the Company a person entitled to payments hereunder is disabled from caring for his or her affairs because of mental or physical condition, or age, payment due such person may be made to such person's guardian, conservator, or other legal personal representative upon furnishing the Company with evidence satisfactory to the Company of such status. Prior to the furnishing of such evidence, the Company may cause payments due the person under disability to be made, for such person's use and benefit, to any person or institution then in the opinion of the Company caring for or maintaining the person under disability. The Company shall have no liability with respect to payments so made. The Company shall have no duty to make inquiry as to the competence of any person entitled to receive payments hereunder.

     Sec. 10.7 Benefits May Not Be Assigned or Alienated. Except as otherwise expressly permitted by the Plan or required by law, the interests of persons entitled to benefits under the Plan may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, or directly or indirectly. However, the Plan shall comply with the provisions of any court order which the Company determines is a qualified domestic relations order as defined in Code section 414(p). Notwithstanding any provisions in the Plan to the contrary, an individual who is entitled to payments from the Plan as an "alternate payee" pursuant to a qualified domestic relations order may receive a lump sum payment from the Plan as soon as administratively feasible after the Valuation Date coincident with or next following the date of the Company's determination that the order is a qualified domestic relations order, unless the order specifically provides for payment to be made at a later time.

     Sec. 10.8 Payment of Taxes. The Funding Agency may pay any estate, inheritance, income, or other tax, charge, or assessment attributable to any benefit payable hereunder which in the Funding Agency's opinion it shall be or may be required to pay out of such benefit. The Funding Agency may require, before making any payment, such release or other document from any taxing authority and such indemnity from the intended payee as the Funding Agency shall deem necessary for its protection.

     Sec. 10.9 Conditions Precedent. No person shall be entitled to a benefit hereunder until his or her right thereto has been finally determined by the Company nor until the person has submitted to the Company relevant data reasonably requested by the Company, including, but not limited to, proof of birth or death.

     Sec. 10.10 Company Directions to Funding Agency. The Company shall issue such written directions to the Funding Agency as are necessary to accomplish distributions to the Participants and Beneficiaries in accordance with the provisions of the Plan.

     Sec. 10.11 Effect on Unemployment Compensation. For purposes of any unemployment compensation law, a distribution hereunder in one sum to the extent attributable to employer contributions, shall be considered to be a severance payment and shall be allocated over a period of weeks equal to the one sum payment divided by the employee's regular weekly pay while employed by the Company, which period shall commence immediately following the employee's Termination of Employment.

     Sec. 10.12 Special Distribution Events. Notwithstanding anything herein to the contrary, if the agreement between the buyer and the seller in one of the following types of transaction provides that distributions are to be made to affected Participants, each such Participant shall receive a distribution of his or her vested Account balance as soon as administratively feasible after either of the following events:

     (a) The disposition by the Company to an unrelated corporation of substantially all of the assets (within the meaning of Code section 409(d)(2)) used in a trade or business of the Company if the Company continues to maintain this Plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets.

     (b) The disposition by the Company or by an Affiliate to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Code section 409(d)(3)) if such corporation continues to maintain this Plan, but only with respect to employees who continue employment with such subsidiary.

All distributions under this section are subject to any applicable consent requirements under Sec. 10.1. In addition, distributions under this section must be made in a lump sum.

                                   ARTICLE XI

                                      FUND
                                      ----

     Sec. 11.1 Composition. All sums of money and all securities and other property received by the Funding Agency for purposes of the Plan, together with all investments made therewith, the proceeds thereof, and all earnings and accumulations thereon, and the part from time to time remaining shall constitute the "Fund". The Company may cause the Fund to be divided into any number of parts for investment purposes or any other purposes necessary or advisable for the proper administration of the Plan.

     Sec. 11.2 Funding Agency. The Fund may be held and invested as one fund or may be divided into any number of parts for investment purposes. Each part of the Fund, or the entire Fund if it is not divided into parts for investment purposes, shall be held and invested by one or more trustees or by an insurance company. The trustee or trustees or the insurance company so acting with respect to any part of the Fund is referred to herein as the Funding Agency with respect to such part of the Fund. The selection and appointment of each Funding Agency shall be made by the Company. The Company shall have the right at any time to remove a Funding Agency and appoint a successor thereto, subject only to the terms of any applicable trust agreement or group annuity contract. The Company shall have the right to determine the form and substance of each trust agreement and group annuity contract under which any part of the Fund is held, subject only to the requirement that they are not inconsistent with the provisions of the Plan. Any such trust agreement may contain provisions pursuant to which the trustee will make investments on direction of a third party. As of January 1, 1997, the assets of the Plan were held under the WICOR, Inc. Employees' Savings Plan Master Trust.

     Sec. 11.3 Compensation and Expenses of Funding Agency. The Funding Agency shall be entitled to receive such reasonable compensation for its services as may be agreed upon with the Company. The Funding Agency shall also be entitled to reimbursement for all reasonable and necessary costs, expenses, and disbursements incurred by it in the performance of its services. Such compensation and reimbursements shall be paid from the Fund if not paid directly by the Company.

     Sec. 11.4 Funding Policy. The Company shall adopt a procedure, and revise it from time to time as it shall consider advisable, for establishing and carrying out a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA. It shall advise each Funding Agency of the funding policy in effect from time to time.

     Sec. 11.5 Securities and Property of the Company. An agreement with a Funding Agency may provide that all or any part of the Fund may be invested in qualifying employer securities or qualifying employer real property, as those terms are used in ERISA; provided, however, that the Company shall take any steps necessary to assure that investments in securities of the Company or any trade or business entity directly or indirectly controlling, controlled by, or under Common Control with the Company do not exceed those that can be acquired by that part of the Fund attributable to contributions by the Company (other than Salary Reduction Contributions), as distinguished from that part of the Fund, if any, attributable to contributions by Participants or Salary Reduction Contributions, unless there has been compliance with any applicable securities laws. If qualifying employer securities or qualifying employer real property are purchased or sold as an investment of the Fund from or to a disqualified person or party in interest, as those terms are used in ERISA, and if there is no generally recognized market for such securities or property, the purchase shall be for not more than fair market value and the sale shall be for not less than fair market value, as determined in good faith by the Company or other Named Fiduciary assigned such function, or if such assets are held in trust and the trust agreement so provides, as determined in good faith by the trustee.

     Sec. 11.6 No Diversion. The Fund shall be for the exclusive purpose of providing benefits to Participants under the Plan and their beneficiaries and defraying reasonable expenses of administering the Plan. Such expenses may include premiums for the bonding of Plan officials required by ERISA. No part of the corpus or income of the Fund may be used for, or diverted to, purposes other than for the exclusive benefit of employees of the Company or their beneficiaries. Notwithstanding the foregoing:

     (a) If any contribution or portion thereof is made by the Company by a mistake of fact, the Funding Agency shall, upon written request of the Company, return such contribution or portion thereof to the Company within one year after the payment of the contribution to the Funding Agency; however, earnings attributable to such contribution or portion thereof shall not be returned to the Company but shall remain in the Fund, and the amount returned to the Company shall be reduced by any losses attributable to such contribution or portion thereof.

     (b) Contributions by the Company are conditioned upon initial qualification of the Plan or each Merged Plan under Code section 401(a). If an adverse determination letter is received from the Internal Revenue Service with respect to such initial qualification, the Funding Agency shall, upon written request of the Company, return the amount of such contribution to the Company within one year after the date of denial of qualification of the Plan. For this purpose, the amount to be so returned shall be the contributions actually made, adjusted for the investment experience of, and any expenses chargeable against, the portion of the Fund attributable to the contributions actually made.

     (c) Contributions by the Company are conditioned upon the deductibility of each contribution under Code section 404. To the extent the deduction is disallowed, the Funding Agency shall return such contribution to the Company within one year after the disallowance of the deduction; however, earnings attributable to such contribution (or disallowed portion thereof) shall not be returned to the Company but shall remain in the Fund, and the amount returned to the Company shall be reduced by any losses attributable to such contribution (or disallowed portion thereof).

In the case of any such return of contribution the Company shall cause such adjustments to be made to the Accounts of Participants as it considers fair and equitable under the circumstances resulting in the return of such contribution.

                                   ARTICLE XII

                             ADMINISTRATION OF PLAN
                             ----------------------

     Sec. 12.1 Administration by Company. The Company is the "administrator" of the Plan for purposes of ERISA. Except as expressly otherwise provided herein, the Company shall control and manage the operation and administration of the Plan and make all decisions and determinations incident thereto. In carrying out its Plan responsibilities, the Company shall have discretionary authority to construe the terms of the Plan. Except in cases where the Plan expressly provides to the contrary, action on behalf of the Company may be taken by any of the following:

     (a)  The Board.

     (b)  The chief executive officer of the Company.

     (c) Any person or persons, natural or otherwise, or committee, to whom responsibilities for the operation and administration of the Plan are allocated by the Company, by resolution of the Board or by written instrument executed by the chief executive officer of the Company and filed with its permanent records, but action of such person or persons or committee shall be within the scope of said allocation.

     Sec. 12.2 Certain Fiduciary Provisions. For purposes of the Plan:

     (a) Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

     (b) A Named Fiduciary, or a fiduciary designated by a Named Fiduciary pursuant to the provisions of the Plan, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

     (c) To the extent permitted by any applicable trust agreement or group annuity contract a Named Fiduciary with respect to control or management of the assets of the Plan may appoint an investment manager or managers, as defined in ERISA, to manage (including the power to acquire and dispose of) any assets of the Plan.

     (d) At any time the Plan has more than one Named Fiduciary, if pursuant to the Plan provisions fiduciary responsibilities are not already allocated among such Named Fiduciaries, the Company, by action of the Board or its chief executive officer, may provide for such allocation; except that such allocation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

     (e) Unless expressly prohibited in the appointment of a Named Fiduciary which is not the Company acting as provided in Sec. 12.1, such Named Fiduciary by written instrument may designate a person or persons other than such Named Fiduciary to carry out any or all of the fiduciary responsibilities under the Plan of such Named Fiduciary; except that such designation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA.

     (f) A person who is a fiduciary with respect to the Plan, including a Named Fiduciary, shall be recognized and treated as a fiduciary only with respect to the particular fiduciary functions as to which such person has responsibility.

Each Named Fiduciary (other than the Company), each other fiduciary, each person employed pursuant to (b) above, and each investment manager shall be entitled to receive reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of their duties with the Plan and to payment therefor from the Fund if not paid directly by the Company. Notwithstanding the foregoing, no person so serving who already receives full-time pay from any employer or association of employers whose employees are Participants, or from an employee organization whose members are Participants, shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred.

     Sec. 12.3 Discrimination Prohibited. No person or persons in exercising discretion in the operation and administration of the Plan shall discriminate in favor of Highly Compensated Employees.

     Sec. 12.4 Evidence. Evidence required of anyone under this Plan may be by certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented to the proper party.

     Sec. 12.5 Correction of Errors. It is recognized that in the operation and administration of the Plan certain mathematical and accounting errors may be made or mistakes may arise by reason of factual errors in information supplied to the Company or Funding Agency. The Company shall have power to cause such equitable adjustments to be made to correct for such errors as the Company in its discretion considers appropriate. Such adjustments shall be final and binding on all persons. Any return of a contribution due to a mistake in fact will be subject to Sec. 11.6.

     Sec. 12.6 Records. The Company, each fiduciary with respect to the Plan, and each other person performing any functions in the operation or administration of the Plan or the management or control of the assets of the Plan shall keep such records as may be necessary or appropriate in the discharge of their respective functions hereunder, including records required by ERISA or any other applicable law. Records shall be retained as long as necessary for the proper administration of the Plan and at least for any period required by ERISA or other applicable law.

     Sec. 12.7 General Fiduciary Standard. Each fiduciary shall discharge its duties with respect to the Plan solely in the interests of Participants and their beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

     Sec. 12.8 Prohibited Transactions. A fiduciary with respect to the Plan shall not cause the Plan to engage in any prohibited transaction within the meaning of ERISA.

     Sec. 12.9 Claims Procedure. The Company shall establish a claims procedure consistent with the requirements of ERISA. Such claims procedure shall provide adequate notice in writing to any Participant or beneficiary whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the claimant and shall afford a reasonable opportunity to a claimant whose claim for benefits has been denied for a full and fair review by the appropriate Named Fiduciary of the decision denying the claim.

     Sec. 12.10 Bonding. Plan personnel shall be bonded to the extent required by ERISA. Premiums for such bonding may, in the sole discretion of the Company, be paid in whole or in part from the Fund. Such premiums may also be paid in whole or in part by the Company. The Company may provide by agreement with any person that the premium for required bonding shall be paid by such person.

     Sec. 12.11 Waiver of Notice. Any notice required hereunder may be waived by the person entitled thereto.

     Sec. 12.12 Agent For Legal Process. The Company shall be the agent for service of legal process with respect to any matter concerning the Plan, unless and until the Company designates some other person as such agent.

     Sec. 12.13 Indemnification. In addition to any other applicable provisions for indemnification, the Company agrees to indemnify and hold harmless, to the extent permitted by law, each director, officer, and employee of the Company against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against such person at any time by reason of such person's services as a fiduciary in connection with the Plan, but only if such person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost, or expense arises.

                                  ARTICLE XIII

                         AMENDMENT, TERMINATION, MERGER
                         ------------------------------

     Sec. 13.1 Amendment. Subject to the non-diversion provisions of Sec. 11.6, the Company, by action of the Board, or by written action of a person so authorized by resolution of the Board, may amend the Plan at any time and from time to time. No action by a person other than the Board shall be an amendment of the Plan unless it specifically references the Plan and states that it alters the terms or conditions of the Plan. No amendment of the Plan shall have the effect of changing the rights, duties, and liabilities of any Funding Agency without its written consent. Also, no amendment shall divest a Participant or Beneficiary of Accounts accrued prior to the amendment or decrease a Participant's accrued benefit except to the extent permitted by Code section 411(d)(6).

     (a) Promptly upon adoption of any amendment to the Plan, the Company will furnish a copy of the amendment, together with a certificate evidencing its due adoption, to each Funding Agency then acting.

     (b) If an amendment to the Plan changes the vesting schedule of the Plan, each Participant having not less than three years of service by the end of the election period with respect to such amendment shall be permitted within such election period to elect to have his or her vested percentage computed under the Plan without regard to such amendment. Each election shall be made in writing by filing with the Company within the election period a form available from the Company for the purpose. The election period shall be a reasonable period determined by the Company commencing not later than the date the amendment is adopted and shall be in conformance with any applicable regulation prescribed by the Secretary of Labor or the Secretary of the Treasury. Notwithstanding the foregoing, no election need be provided for any Participant whose vested percentage under the Plan, as amended, cannot at any time be less than the vested percentage determined without regard to such amendment.

     Sec. 13.2 Permanent Discontinuance of Contributions. The Company, by action of the Board, may completely discontinue contributions in support of the Plan. In such event, notwithstanding any provisions of the Plan to the contrary, (i) no employee shall become a Participant after such discontinuance, (ii) any then existing Forfeiture Account of a Participant shall revert to its prior status as an Employer Profit Sharing Account and be nonforfeitable, and (iii) the Accounts of each Participant in the employ of the Company at the time of such discontinuance shall be nonforfeitable. Subject to the foregoing, all of the provisions of the Plan shall continue in effect, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article X.

     Sec. 13.3 Termination. The Company, by action of the Board, may terminate the Plan. After such termination no employee shall become a Participant, no further contributions shall be made, and any then existing Forfeiture Account of a Participant shall revert to its prior status as an Employer Profit Sharing Account and be nonforfeitable. The Accounts of each Participant in the employ of the Company at the time of such termination shall be nonforfeitable, the Participant shall be entitled to a benefit equal to the value of those Accounts determined as of the Valuation Date coincident with or next following the termination of the Plan, distributions shall be made to Participants and Beneficiaries promptly after the termination of the Plan, but not before the earliest date permitted under the Code and applicable regulations, and the Plan and any related trust agreement or group annuity contract shall continue in force for the purpose of making such distributions.

     Sec. 13.4 Partial Termination. If there is a partial termination of the Plan, either by operation of law, by amendment of the Plan, or for any other reason, which partial termination shall be confirmed by the Company, any then existing Forfeiture Account of a Participant (who was in the classification of employees with respect to which the partial termination occurs) shall revert to its prior status as an Employer Profit Sharing Account and be nonforfeitable, and the Accounts of each Participant with respect to whom the partial termination applies shall be nonforfeitable. Subject to the foregoing, all of the provisions of the Plan shall continue in effect as to each such Participant, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article X.

     Sec. 13.5 Merger, Consolidation, or Transfer of Plan Assets. In the case of any merger or consolidation of the Plan with any other plan, or in the case of the transfer of assets or liabilities of the Plan to any other plan, provision shall be made so that each Participant and Beneficiary would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated). No such merger, consolidation, or transfer shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

     Sec. 13.6 Deferral of Distributions. Notwithstanding any provisions of the Plan to the contrary, in the case of a complete discontinuance of contributions to the Plan or of a complete or partial termination of the Plan, the Company or the Funding Agency may defer any distribution of benefit payments to Participants and Beneficiaries with respect to which such discontinuance or termination applies (except for distributions which are required to be made under Sec. 10.1) until after the following have occurred:

     (a) Receipt of a final determination from the Treasury Department or any court of competent jurisdiction regarding the effect of such discontinuance or termination on the qualified status of the Plan under Code section 401(a).

     (b) Appropriate adjustment of Accounts to reflect taxes, costs, and expenses, if any, incident to such discontinuance or termination.

                                   ARTICLE XIV

                            TOP-HEAVY PLAN PROVISIONS
                            -------------------------

     Sec. 14.1 Key Employee Defined. "Key Employee" means any employee or former employee of the employer who at any time during the determination period was an officer of the employer or is deemed to have had an ownership interest in the employer and who is within the definition of key employee in Code section 416(i). "Non-Key Employee" means any employee who is not a Key Employee.

     Sec. 14.2 Determination of Top-Heavy Status. The top-heavy status of the Plan shall be determined according to Code section 416 and the regulations thereunder, using the following standards and definitions:

     (a) The Plan is a Top-Heavy Plan for a Plan Year commencing after 1983 if either of the following applies:

          (1) If this Plan is not part of a required aggregation group and the top-heavy ratio for this Plan exceeds 60 percent.

          (2) If this Plan is part of a required aggregation group of plans and the top-heavy ratio for the group of plans exceeds 60 percent.

               Notwithstanding paragraphs (1) and (2) above, the Plan is not a Top-Heavy Plan with respect to a Plan Year if it is part of a permissive aggregation group of plans for which the top-heavy ratio does not exceed 60 percent.

     (b)  The "top-heavy ratio" shall be determined as follows:

          (1) If the employer maintains one or more defined contribution plans (including any simplified employee pension plan) and has not maintained any defined benefit plan which during the 5-year period ending on the determination date has or has had accrued benefits, the top-heavy ratio for this Plan or for the required or permissive aggregation group (as appropriate) is a fraction, the numerator of which is the sum of the account balances of all Key Employees under the Plan or plans as of the determination date (including any part of any account balance distributed in the five-year period ending on the determination date), and the denominator of which is the sum of the account balances (including any part of any account balance distributed in the five-year period ending on the determination date) of all employees under the Plan or plans as of the determination date. Both the numerator and denominator of the top-heavy ratio shall be increased to reflect any contribution not actually made as of the determination date but which is required to be taken into account on that date under Code section 416 and the regulations thereunder.

          (2) If the employer maintains one or more defined contribution plans (including any simplified employee pension plan) and maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group (as appropriate), is a fraction, the numerator of which is the sum of the account balances of all Key Employees under the aggregated defined contribution plan or plans, determined according to paragraph (1) above, and the present value of accrued benefits of all Key Employees under the defined benefit plan or plans as of the determination date, and the denominator of which is the sum of such account balances of all employees under the aggregated defined contribution plan or plans and the present value of accrued benefits of all employees under the defined benefit plan or plans as of the determination date. The account balances and accrued benefits in both the numerator and denominator of the top-heavy ratio shall be adjusted to reflect any distributions made in the five-year period ending on the determination date and any contributions due but unpaid as of the determination date.

          (3) For purposes of paragraphs (1) and (2), the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within the 12-month period ending on the determination date, except as provided in Code section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of an employee (i) who is not a Key Employee but who was a Key Employee in a prior year, or
               (ii) who has not been credited with at least one hour of service with any employer maintaining the Plan at any time during the 5-year period ending on the determination date, will be disregarded. The calculation of the top-heavy ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416 and the regulations thereunder. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

     (c) "Required aggregation group" means (i) each qualified plan of the employer in which at least one Key Employee participates in the Plan Year containing the determination date, or any of the four preceding Plan Years, and (ii) any other qualified plan of the employer that enables a plan described in (i) to meet the requirements of Code sections 401(a)(4) or 410.

     (d) "Permissive aggregation group" means the required aggregation group of plans plus any other plan or plans of the employer which, when consolidated as a group with the required aggregation group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

     (e) "Determination date" means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year is the determination date.

     (f) The "determination period" for a Plan Year is the Plan Year in which the applicable determination date occurs and the four preceding Plan Years.

     (g) The "valuation date" is the last day of each Plan Year and is the date as of which account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio.

     (h) For purposes of establishing the "present value" of benefits under a defined benefit plan to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the interest rate and mortality table specified in the defined benefit plan for this purpose.

     (i) If an individual has not performed services for the employer at any time during the five-year period ending on the determination date with respect to a Plan Year, any account balance or accrued benefit for such individual shall not be taken into account for such Plan Year. This subsection shall apply only to Plan Years commencing after December 31, 1984.

     (j) For purposes of determining if a defined benefit plan included in a required aggregation group of which this Plan is a part is a Top-Heavy Plan, the accrued benefit to any employee (other than a Key Employee) shall be determined as follows:

          (1) Under the method which is used for accrual purposes under all defined benefit plans maintained by the employer.

          (2) If there is no method described in paragraph (1), as if such benefit accrued not more rapidly than the lowest accrual rate permitted under Code section 411(b)(1)(C).

     Sec. 14.3 Minimum Contribution Requirement. For any Plan Year with respect to which the Plan is a Top-Heavy Plan, the employer contributions and Forfeitures allocated to each Active Participant who is not a Key Employee and whose Termination of Employment has not occurred prior to the end of such Plan Year shall not be less than the minimum amount determined in accordance with the following:

     (a) The minimum amount shall be the amount equal to that percentage of the Participant's Compensation for the Plan Year which is the smaller of:

          (1)  3 percent.

          (2) The percentage which is the largest percentage of Compensation allocated to any Key Employee from employer contributions and Forfeitures for such Plan Year.

               For purposes of this section, "Compensation" means the amounts specified in Sec. 6.1(f), subject to the limitation in Sec. 2.6(d).

     (b) For purposes of this section, any employer contribution attributable to a salary reduction or similar arrangement shall be taken into account with respect to any Plan Year commencing after 1984. For Plan Years commencing after 1988, any employer contribution attributable to a salary reduction or similar arrangement (including Salary Reduction Contributions under this Plan) may not be used to satisfy the minimum amount of employer contributions which must be allocated under subsection (a).

     (c) This section shall not apply to any Participant who is covered under any other plan of the employer under which the minimum contribution or minimum benefit requirement applicable to Top-Heavy Plans will be satisfied.

     Sec. 14.4 Vesting Schedule. If the Plan is a Top-Heavy Plan, a Participant's vested accrued benefit under the Plan derived from employer contributions shall be the greater of the vested accrued benefit attributable to such contributions determined under Sec. 9.2 or the vested accrued benefit determined under the following subsections:

     (a) Subject to the following subsections, the vested percentage applied to the Participant's Accounts attributable to employer contributions shall be determined from the following table:

                 Full Years of Elapsed Time            Vested Percentage
                 --------------------------            -----------------

                      Less than 2                              0%
                      2 but less than 3                        20%
                      3 but less than 4                        40%
                      4 but less than 5                        60%
                      5 but less than 6                        80%
                      6 or more                               100%

     (b) Years of Elapsed Time for purposes of this section shall be as defined in Sec. 3.4.

     (c) This section shall not apply to a Participant who has no Hours of Service after the Plan becomes a Top-Heavy Plan.

     (d) If the Plan ceases to be a Top-Heavy Plan and continues to be a non-Top-Heavy Plan until the Participant's Termination of Employment, the Participant's Accounts attributable to employer contributions for purposes of this section shall not include the portion of such Accounts attributable to employer contributions for periods after such cessation. However, for purposes of Sec. 13.1(b), the vesting schedule of the Plan shall be deemed to have been amended effective as of the first day of the Plan Year following the last Plan Year for which the Plan was a Top-Heavy Plan.

     Sec. 14.5 Participation under Defined Benefit Plan and Defined Contribution Plan. If a Participant is also a participant in a defined benefit plan maintained by the employer, with respect to any Plan Year for which the Plan is a Top-Heavy Plan, Sec. 6.1(d) shall be applied:

     (a) By substituting "1.0" for "1.25" in paragraphs (2)(B) and (3)(B) of Code section 415(e).

     (b)  By substituting "$41,500" for "$51,875" in Code section
          415(e)(6)(B)(i).

The foregoing provisions of this section shall be suspended with respect to any individual so long as there are no employer contributions, forfeitures, or voluntary nondeductible contributions allocated to such individual, and no defined benefit plan accruals for such individual, either under this Plan or under any other plan that is in a required aggregation group of plans, within the meaning of Code section 416(g)(2)(A)(i), that includes this Plan.

     Sec. 14.6 Definition of Employer. For purposes of this Article XIV, the term "employer" means the Company and any trade or business entity under Common Control with the Company.

     Sec. 14.7 Exception For Collective Bargaining Unit. Sections 14.3, and 14.4 shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representative and such employer or employers.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     Sec. 15.1 Insurance Company Not Responsible for Validity of Plan. No insurance company that issues a contract under the Plan shall have any responsibility for the validity of the Plan. An insurance company to which an application may be submitted hereunder may accept such application and shall have no duty to make any investigation or inquiry regarding the authority of the applicant to make such application or any amendment thereto or to inquire as to whether a person on whose life any contract is to be issued is entitled to such contract under the Plan.

     Sec. 15.2 Headings. Headings at the beginning of articles and sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

     Sec. 15.3 Capitalized Definitions. Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.

     Sec. 15.4 Gender. Any references to the masculine gender include the feminine and vice versa.

     Sec. 15.5 Use of Compounds of Word "Here". Use of the words "hereof", "herein", "hereunder", or similar compounds of the word "here" shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.

     Sec. 15.6 Construed as a Whole. The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.

                             Certificate of Officer
                                       of
                                Hypro Corporation


     Pursuant to the authority delegated by the Board of Directors of Hypro Corporation in resolutions dated December 31, 1999, the undersigned hereby amends the Hypro Corporation 401(k) and Profit Sharing Plan effective February 1, 2000 by adding a new Sec. 1.9 at the end of Article I. of the Plan to read as follows:

               Sec. 1.9 Participation by Precision Fitting & Valve Employees. Precision Fitting & Valve, Inc., a Minnesota corporation (hereinafter, "Precision") shall become a participating employer in this Plan effective February 1, 2000, subject to the following:

               (a) References to the "Company" in this Plan which relate solely to the Company's status as the employer of Participants (and not to the Company's status as Plan Administrator or Plan Sponsor) shall be deemed to include Precision for periods on or after February 1, 2000.

               (b) In the case of an individual employed by Precision on February 1, 2000, the individual's service with Precision prior to that date shall be deemed to have been service with the Company for purposes of determining the individual's eligibility to participate under Sec. 4.2(a), for purposes of determining the individual's "Full Years of Elapsed Time" in applying the vesting schedule in Sec. 9.2(a), and for purposes of determining eligibility to share in Profit Sharing Contributions for 2000 under Sec. 5.2(a)(2). February 1, 2000 is the earliest Entry Date on which an employee of Precision can become a Participant in this Plan.

               (c) Contributions under Sec. 5.1 by a Participant who is an employee of Precision may be made with respect to paychecks issued on or after February 3, 2000, provided the Participant filed the election to contribute prior to the election deadline established by the Company for the particular pay date. For purposes of determining allocations of any Profit Sharing Contributions under Sec. 5.2(b) for the 2000 Plan Year for an individual who was employed by Precision on February 1, 2000, the individual's Certified Earnings for 2000 shall be determined by assuming that the individual was a Qualified Employee during January of 2000.


Dated:  January ___, 2000                   HYPRO CORPORATION


                                            By ________________________________
                                            Its Chief Financial Officer

                             Certificate of Officer
                                       of
                                Hypro Corporation


     Pursuant to the authority delegated by the Board of Directors of Hypro Corporation in resolutions dated December 31, 1999, the undersigned hereby amends the Hypro Corporation 401(k) and Profit Sharing Plan effective February 1, 2000 by adding a new subsection (e) at the end of Sec. 7.5 of the Plan to read as follows:

               (e) Notwithstanding the requirement in the first sentence of this section that Rollover Contributions be made only in cash, if a Qualified Employee became an employee of the Company or an Affiliate as the result of a merger, an acquisition by the Company of the stock of another employer, or the purchase by the Company of the assets of a trade or business of another employer, and if the employee elects a direct rollover to this Plan pursuant to Code section 401(a)(31) of the employee's benefit under a qualified defined contribution plan of the previous employer, the Rollover Contribution may include the transfer to this Plan of any loan outstanding to the employee under the previous employer's plan; provided that the loan satisfies the requirements for such loans under the Internal Revenue Code, the loan has not yet become taxable to the employee, and the Rollover Contribution is elected within six months after the date of the merger, acquisition or purchase. Upon such transfer, the loan shall become subject to the provisions of Sec. 9.4 and any loan administration rules established by the Company. The Company may require the employee to sign a replacement promissory note or issue to the employee a new amortization schedule for the loan; provided, however, that the payment period for the loan may not be extended.



Dated:  _____________, 2000                 HYPRO CORPORATION


                                            By ________________________________
                                               Its Chief Financial Officer

                         UNANIMOUS CONSENT RESOLUTION OF
                       THE DIRECTORS OF HYPRO CORPORATION


     The undersigned, being all of the members of the Board of Directors of Hypro Corporation, a Delaware corporation (the "Company"), hereby consent to the following actions WITHOUT A FORMAL MEETING OF THE BOARD OF DIRECTORS, or notice thereof:

     WHEREAS, the Company maintains the Hypro Corporation 401(k) and Profit Sharing Plan (hereinafter referred to as the "401(k) Plan") for the exclusive benefit of participating employees and their beneficiaries; and

     WHEREAS, this Board deems it desirable to amend the 401(k) Plan in certain respects relating to the holding of shares of Wisconsin Energy Corporation as an investment option under the Plan,

     NOW, THEREFORE, RESOLVED that the 401(k) Plan is hereby amended effective as of April 27, 2000 as follows:

                                       I.

     Article II is amended by adding new Sections 2.25 and 2.26 to the end thereof, to read as follows:

               Sec. 2.25 WEC Stock. "WEC Stock" means common stock of Wisconsin Energy Corporation.

               Sec. 2.26 WEC Stock Fund. "WEC Stock Fund" means any investment fund established under Sec. 7.3 that is invested primarily in WEC Stock.

                                       II.

     Section 7.6 is amended in its entirety to read as follows:

             Sec. 7.6 Voting of WEC Stock. A Participant may direct the voting at each annual meeting and at each special meeting of stockholders of Wisconsin Energy Corporation of that number of whole shares of WEC Stock attributable to the Participant's balance in the WEC Stock Fund held as an investment option under Sec. 7.3 as of the Valuation Date preceding the record date for such meeting. Each such Participant will be provided with copies of any pertinent material together with a request for the Participant's confidential instructions as to how such shares are to be voted. The Company shall direct the Funding Agency to vote such shares in accordance with such instructions. Any shares of WEC Stock allocated to Participant Accounts for which the Company has not received such voting instructions shall be voted by the Funding Agency based on the proportionate results of the instructions received for other shares, except to the extent the Funding Agency in its good faith determination concludes that other action is required in order to comply with its fiduciary duties under ERISA.

                                      III.

     Section 7.7 is amended by substituting "WEC" in place of "WICOR", and by substituting "Wisconsin Energy Corporation" in place of "WICOR, Inc." each place those terms appear in that section.

                                       IV.

      Section 10.2 is amended in its entirety to read as follows:

               Sec. 10.2 Form of Distribution. Distributions will be made in cash only, except as provided in Sec. 9.4, and except as provided below:

               (a) If any portion of the Participant's Accounts is invested in the WEC Stock Fund, that portion shall be distributed in full shares of WEC Stock, to the extent practicable, unless the Participant (or Beneficiary following the Participant's death) elects to receive the cash value of said WEC Stock Fund investment by submitting a written request for such cash distribution to the Company or its designated agent at least 20 days before the date the distribution is to occur.

               (b) The number of shares of WEC Stock to be distributed shall be the quotient of the value of the Participant's investment in the WEC Stock Fund as of the applicable Valuation Date divided by the value assigned by the Funding Agency to a share of WEC Stock for purposes of valuing the Fund as of such Valuation Date. Any remaining value of such balance and the value of the Participant's balance in other investment options shall be distributed in cash. Any transfer taxes payable with respect to the distribution of shares of WEC Stock shall be charged to the WEC Stock Fund. When a distribution from the WEC Stock Fund occurs on a Valuation Date that falls between a WEC Stock dividend declaration date and a WEC Stock dividend record date, the WEC Stock dividend payable on shares of WEC Stock to be distributed to the terminated Participant shall be allocated to such Participant.

                                       V.

     Section 11.2 is amended by adding a sentence at the end of that section to read as follows:

                    Effective April 27, 2000, the assets of the Plan are held under a Master Trust that also holds the assets of other qualified retirement plans sponsored by affiliates of Wisconsin Energy Corporation.

Dated this 25th day of April, 2000.

                                            /s/ GEORGE E. WARDEBERG
                                            ------------------------------
                                            George E. Wardeberg

                                            /s/ THOMAS F.SCHRADER
                                            ------------------------------
                                            Thomas F. Schrader

                                            /s/ JOSEPH P. WENZIER
                                            ------------------------------
                                            Joseph P. Wenzier

                                            /s/ DONALD L. JORGENSEN
                                            ------------------------------
                                            Donald L. Jorgensen